As filed with the Securities and Exchange Commission on February 16, 2021

Registration No. 333-225254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.  1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gofba, Inc.
(Exact name of registrant as specified in its charter)

California	7380	94-3453342
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3281 East Guasti Road, Suite 700 Ontario, CA 91761	(909) 212-7662
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Anna Chin, President

Gofba, Inc.

3281 East Guasti Road, Suite 700

Ontario, CA 91761

(909) 212-7662

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Craig V. Butler, Esq.

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(949) 484-5667

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock offered for sale	2,000,000		$5.00		$10,000,000	$1,245.00
Common Stock by certain selling stockholders	4,986,620	(2)	$5.00	(3)	$24,933,100	$3,022.00
Total Registration Fee						$4,267.00

____________

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2)

The Registrant is registering for resale by the selling stockholders identified in the prospectus contained herein 4,986,620 shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. Pursuant to Rule 416 of the Securities Act, as amended, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend paid with respect to, the registered securities.

(3)

Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act, as amended. Our common stock is not traded on any national exchange. The price of $5.00 per share is a fixed price at which the selling security holders may sell their shares until our common stock is listed on a national exchange, such as NYSE or NASDAQ, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The price of $5.00 per share was based on the highest per share price we sold our common stock to private investors in material transactions prior to the date we filed this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 225254 ) (the “Registration Statement”) of Gofba, Inc., a California corporation (“Gofba”) , as amended and as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 12, 2019 , is being filed to (i) include the information contained in Gofba’ s Annual Report on Form 10-K for the fiscal year ended December 31, 20 19 , that was filed with the SEC on April 14, 2020, (ii) include the information contained in Gofba ’s 10-Q for the period ended September 30, 2020, filed with the SEC on November 16, 2020, ( i i i) update certain other information in the Registration Statement , (iv) update information regarding the money raised in the offering to date, and (v) extend the termination date of the offering from November 12, 2020 to August 15, 2021 .

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 12, 2021

PROSPECTUS

Up to 6,986,620 shares of common stock

GOFBA, INC.

We are registering up to 2,000,000 shares, representing approximately 4.0% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $5.00 per share. This offering will terminate when all 2,000,000 shares are sold or August 15, 2021, unless we terminate it earlier. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering.

This prospectus also relates to the resale of 4,986,620 shares of our common stock which were issued by Gofba, Inc., a California corporation (“we” or the “Company”) in previous private placement transactions by the 425 selling security holders named herein under “Selling Stockholders.” The shares being registered for resale by the Selling Stockholders represent approximately 9.8% of our current common stock outstanding. We will not receive any proceeds from the resale of these shares of common stock.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at $5.00 per share, which is the fixed price at which the Selling Stockholders may sell their shares until our common stock is listed on a national exchange, such as NYSE or NASDAQ, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We do not currently meet the listing standards for either NYSE or NASDAQ. The current listing standards for each are set forth herein. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Investing in our common stock involves risks. Gofba, Inc., currently has no revenue, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 9. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Additionally, there will be no escrow account established for funds received by us from prospective investors and there is no minimum for this offering, so shares will be issued by us to investors even if you are the sole purchaser in this offering.

The shares to be sold for our benefit will be offered by our officers and directors, namely, Anna Chin, and William DeLisi, our President and Chief Executive Officer, respectively, on a best efforts basis with no minimum. No underwriter will be used.

Our common stock is not currently traded on any national securities exchange and is not quoted on any over-the-counter market.

The date of this prospectus is ___________ __, 2021

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YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

6,986,620 SHARES

Gofba, Inc.

PROSPECTUS

February ___, 2021

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Until the termination of this offering in accordance with terms of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Gofba, Inc., a California corporation.

GOFBA, INC.

Our Company

Gofba, Inc., is a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by our competitors. Gofba was established to address the current dangers that threaten the everyday internet user. We see two primary threats. The first is unrestricted, free access to inappropriate material. We have developed a “clean” database from scratch that does not contain inappropriate material and we use proprietary search algorithms to eliminate or make scarce inappropriate material from search results. The second is security. To address this, we have developed proprietary security algorithms which provide an enhanced level of protection for users. We believe we are the online solution to these problems; providing users with a safe haven on the internet. With limited promotional activity and no advertising, we currently enjoy over 44 million users worldwide. Our user base has been consistently expanding since we launched Gofba Search in 2008, and we expect it to continue to increase.

Our Opportunity

Current web search options offer a staggeringly homogenous experience with little differentiating one site from the other. Gofba offers a unique search product, one that excludes objectionable material and provides unparalleled security. Gofba has developed proprietary phrase recognition and image scanning technology that ensures this inappropriate content is made scarce or not returned as a result from web search queries. These two factors, cleanliness and security, provide a competitive advantage which will open markets to us and allow us to penetrate a niche market that has never before been filled. Our unique database solution also allows us to tailor our search engine based on geography to disallow certain search results that may be objectionable to a certain country or society. For instance, China and certain middle-eastern countries do not want certain content returned with search results, even content that seems benign to western countries. Our technology allows us to scrub our database of those objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors, such as Google. We believe this provides with a unique business opportunity.

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Risks Related to our Business

Our ability to implement our business strategy is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. These risks include, among others:

•	We have a limited operating history and, accordingly, investors have little basis upon which to evaluate our ability to achieve our business objectives;

•	We face significant competition for users, advertisers, publishers, developers, and distributors;

•

If we are unable to provide innovative search experiences and other products and services that differentiate our services and generate significant traffic to our websites, our business could be harmed, impairing our ability to generate revenue;

•	Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business; and

•	Interruptions, delays, or failures in the provision of our services could damage our reputation and harm our operating results.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the closing of this offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non- affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

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We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information we provide to our stockholders may differ from information you might receive from other public reporting companies in which you hold equity interests.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

Corporate Information

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

Our offices are located at 3281 East Guasti Road, Suite 700, Ontario, CA 91761, telephone number (909) 212-7662.

SUMMARY OF THE OFFERING

Common stock offered by Gofba, Inc.

We are registering to sell to new investors up to 2,000,000 shares of our common stock, at $5.00 per share. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering.

Common stock offered by Selling Stockholders	We are registering 4,986,620 shares of our common stock for sale by 425 Selling Stockholders (see list of Selling Stockholders).

Common stock outstanding before the offering	51,128,298 shares of our common stock as of February 5, 2021.

Common stock outstanding after the offering	52,767,998 shares of our common stock, if entire offering is sold.

Use of proceeds

If we are successful in selling all 2,000,000 shares of our common stock being offered by Gofba, Inc., we will receive gross proceeds, before offering expenses, of $10,000,000. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering. The use of those proceeds is discussed herein under “Use of Proceeds.”

Trading Symbol	N/A

Risk Factors	The shares of our common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus, before you decide to buy our common stock. We face risks in establishing our internet platform and search engine as one that gathers sufficient users to generate revenue and compete with our competitors. The following risks are material risks that we face. If any of the events or developments discussed below occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations. Our primary risk factors and other considerations include:

Risks Related to the Company

An investment in the Company is speculative.

The Company cannot assure that investors in the Company will realize any return on their investment or that they will not lose their entire investment in the Company. For this reason, each prospective subscriber for the shares of our common stock offered hereunder should carefully read this Prospectus and all Exhibits to this Prospectus. All such persons or entities should consult with an attorney or business advisor prior to making an investment.

Financial projections are highly speculative.

Any financial projections included in this Prospectus and all other materials or documents supplied by us should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed therein and in this Prospectus. The financial projections have not been prepared based upon certified public accounting standards and have not been reviewed by an independent accountant. The assumptions and facts upon which such projections are based are subject to variations that may arise as future events actually occur. The financial projections included herein are based on assumptions made by us regarding future events. There is no assurance that actual events will correspond with these assumptions. Actual results for any period may or may not approximate such financial projections. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions. Neither we nor any other person or entity makes any representation or warranty as to the future profitability of an investment in our common stock.

The Company’s common stock lacks liquidity and marketability.

If this Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 is declared effective by the Securities and Exchange Commission (the “Commission”), the common stock being registered hereunder will be registered securities. However, there will be no immediate market for the common stock or any portion thereof, and investors cannot expect to be able to liquidate their investment. Furthermore, the Company cannot assure investors that a public trading market will develop for the Company’s common stock.

We are a development stage company with limited operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a development stage company with limited operating results to date. The Company’s business is subject to the risks inherent in the establishment and development of a new business enterprise. Because the Company has engaged in little operations as of the date of this Prospectus, the Company cannot provide prospective investors with the type of information that would be available from a company with a more substantial history of operations. The Company cannot assure investors that it will ever operate profitably.

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We will be subject to the significant influence of our current stockholders after this Offering, and their interests may not always coincide with those of our other stockholders.

Anna Chin, one of our officers and directors, will beneficially own approximately 80% of our outstanding Common Stock following the completion of this Offering. As a result, Ms. Chin will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because the interests of Ms. Chin may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree.

Our management has discretion as to how to use any proceeds from the sale of securities.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under “Use of Proceeds.” We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which our management deems to be in the best interests of the Company and our stockholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this Prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this Prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

We may not be able to obtain financing required to maintain and grow our business.

We will need additional funding to execute our business plan. However, there can be no assurance that the Company will be successful in obtaining such funding on acceptable terms or at all. Additional financing will increase risks of an investment in the Company. For example, outside debt financing will constrain the Company’s cash flow, and additional equity financing will dilute current investors, including investors who purchase shares in this Offering.

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You will likely experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.

We do not currently have sufficient funds to finance the growth of our business or to support our projected future capital expenditures. As a result, we will require additional funds from further financings, including equity financing transactions or sales of common or preferred stock, or other securities that are convertible into or exercisable for our common or preferred stock, to complete the development of new projects, develop revenue-generating opportunities, and pay the general and administrative costs of our business. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common stock without common stockholder approval, subject only to the total number of authorized common stock set forth in our articles of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Any such future issuances of such additional shares of common stock or other securities may be at a price (have an exercise price) below the price you paid for your shares.

The price of our common stock offered in the Offering has been arbitrarily established by our management.

The price of our common stock offered hereunder has been arbitrarily established by our management, considering such matters as the state of our business and the general condition of the industry in which we operate. The offering price bears no relationship to our assets, revenues, net worth, or any other objective criteria of value applicable to our company.

Sales of shares of our common stock by broker - dealers may not be permitted.

Our common stock is not presently included for trading on any exchange, and there can be no assurances that our common stock will ultimately be listed on any exchange. As a result, our common stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and may also affect the ability of stockholders to sell their shares in any secondary market.

If our common stock becomes publicly-traded, the Selling Stockholders may sell their shares of common stock in the open market, which sales may cause our stock price to decline.

If our common stock becomes publicly-traded, the Selling Stockholders may sell the shares of common stock being registered in this offering in the public market. That means that up to 4,986,620 shares of common stock, in addition to the number of shares being registered in the Offering, may be sold in the public market. Such sales will likely cause our stock price to decline.

Our election to not opt out of the extended accounting transition period under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, may make our financial statements difficult to compare to other companies.

Under the JOBS Act, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Financial Accounting Standards Board (“FASB”) or the U.S. Securities and Exchange Commission (the “SEC”). We have elected not to opt out of such extended transition period. This means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, are permitted to use any extended transition period for adoption that is provided in the new or revised accounting standard having different application dates for public and private companies. This may make the comparison of our financial statements with any other public company, which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible as possible different or revised standards may be used.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected. In addition, because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accounting firm as to our internal control over financial reporting for the foreseeable future.

As a reporting company, the Sarbanes-Oxley Act requires, among other things, that we assess disclosure controls and procedures and internal control over financial reporting. In particular, as a reporting company, we will be required to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of our offering, which is the year beginning January 1, 2020. However, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accounting firm for the foreseeable future.

We have identified material weaknesses in our internal control over financial reporting. If we fail to remedy these material weaknesses and develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common shares.

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2019. As defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Specifically:

(i)	we did not have sufficient segregation of duties within our accounting functions;

(ii)	we have limited policies and procedures and we have not documented our key internal controls;

(iii)	our financial reporting closing process did not effectively determine all period-end adjustments; and

(iv)	our corporate governance and U.S. GAAP and SEC accounting resources were not commensurate with those required of a reporting company.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementations could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act or any subsequent testing by our independent registered public accounting firm may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or significant deficiencies, or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We have a Computer Towers Lease Agreement with Sunray Trust. In the event we are unable to pay the lease amount, Sunray Trust could prohibit us from utilizing the server towers, super computers and virtual servers necessary to store the data used in our operations as well as the processors to run our programs and applications.

Under the terms of a Computer Towers Lease Agreement, Sunray Trust provides us with sufficient space to store the data used in our operations as well as the processors to run our programs and applications in exchange for a monthly rate based on the number of server towers, super computers and virtual servers our business operations require, with the amount modified annually. We first became obligated to pay for these services on January 1, 2009, when the monthly lease payment was $43,758, or $525,096 for the year, which allowed us to utilize 6 towers, 30 super computers and 600 virtual servers. Each year we sign an amendment to the Computer Towers Lease Agreement for our projected use for the upcoming year, with each such amendment being approved by the non-interested members of our Board of Directors. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually . Since we have not been able to pay the entire cost for the use of this computer storage and processing space, the amounts we owe Sunray Trust have been accrued through September 30, 2020. We will need to raise funds from the sale of our securities and/or generate revenues from our operations to be able pay Sunray Trust the past and future amounts owed under this agreement. In the event we are unable to pay, Sunray Trust could prohibit us from utilizing the server towers, super computers and virtual servers necessary to store the data used in our operations as well as the processors to run our programs and applications, which would have a material adverse effect on our ability to operate our business. Anna Chin, our President, is a trustee of Sunray Trust. Excluding amounts owed under a separate promissory note, the total amounts owed, including other amounts received from and paid to our Chairperson, President and majority shareholder, totaled $4,470,000 as of December 31, 2019 and $5,259,000 as of  September 30, 2020.

We owe Sunray Trust $1,284,697, plus interest, under a Promissory Note that matures on January 1, 2022. In the event we are unable to repay this amount on the maturity date we will be in default under the terms of the note.

Under the terms of a Promissory Note we owe Sunray Trust $1,284,697, plus interest, which is accruing at 5% per annum (simple interest). We will need to raise funds from the sale of our securities and/or generate revenues from our operations to be able to repay this obligation. In the event we are unable to repay this amount on the maturity date (January 1, 2022) we will be in default under the terms of the note, which could subject us to legal action regarding the amounts we owe Sunray Trust. Anna Chin, our President, is a trustee of Sunray Trust. As of  September 30, 2020, we owe accrued interest on this note of $155,000.

13

Current economic conditions could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions largely caused by the coronavirus pandemic have had, and likely will continue to have for the foreseeable future, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The impact on the worldwide equity markets, significantly restricted global business activities for parts of 2020, and quickly increasing unemployment rates could lead to an extended worldwide recession. Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans. Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

The coronavirus pandemic is causing disruptions in the workplace, which will have negative repercussions on our business if they continue for an extended period time.

We are closely monitoring the coronavirus pandemic and the directives from federal and local authorities regarding not only our workforce, but how it impacts companies we work with for the development of our suite of products and services. With states and localities implementing social distancing and “work from home” regulations many companies have been forced to either shut down, slow down or alter their work routines. Since the development and testing of our suite of products can be a “hands on” process these alternative work arrangements have significantly slowed down our anticipated schedules for the development, marketing and launch of our products and services, which could have a negative impact our business.

In our prior offerings of our securities we may have run afoul of certain state securities laws, which could cause us to pay substantial fines and/or face legal action from state regulatory authorities.

We are currently reviewing our prior offerings of securities for the purpose of reviewing our compliance with state securities’ laws in relation to those offerings. In the event we are found to have violated stated securities’ laws we could be made to pay substantial fines and/or could face legal action from state regulatory authorities, which could have a significant impact on our financial capabilities as well as our operations.

14

Risks Related to Our Operations

We face significant competition for users, advertisers, publishers, developers, and distributors.

We face significant competition from online search engines, sites offering integrated internet products and services, social media and networking sites, e-commerce sites, companies providing analytics, monetization and marketing tools for mobile and desktop developers, and digital, broadcast and print media. A number of these competitors are significantly larger than we are and have access to vastly greater financial resources. Additionally, in a number of international markets, especially those in Asia, Europe, the Middle East and Latin America, we face substantial competition from local Internet service providers and other entities that offer search, communications, and other commercial services.

Several of our competitors offer an integrated variety of Internet products, online services and content in a manner similar to Gofba. We compete against these and other companies to attract and retain users and developers. We also compete with social media and networking sites which are increasingly used to communicate and share information, and which are attracting a substantial and increasing share of users, users’ online time, and online advertising dollars.

A number of our competitors offer products, services and apps that directly compete for users of our product offerings, including e-mail, search, and messaging. Further, emerging start-ups may be able to innovate and provide new products, services and apps faster than we can. In addition, competitors may consolidate or collaborate with each other, and new competitors may enter the market. Some of our competitors in international markets have a substantial competitive advantage over us because they have dominant market share in their territories, have greater local brand recognition, are focused on a single market, are more familiar with local tastes and preferences, or have greater regulatory and operational flexibility due to the fact that we may be subject to both U.S. and foreign regulatory requirements.

If our competitors are more successful than we are in developing and deploying compelling products or in attracting and retaining users, developers, or distributors, our users and growth rates could decline.

Although all our user data is encrypted, our security measures may be breached and user data accessed, which may cause users and customers to curtail or stop using our products and services, and may cause us significant legal and financial exposure.

Our products and services involve the storage and transmission of our users’ and customers’ personal and proprietary information in our facilities and on our equipment, networks, and corporate systems. As a result, we may be targeted by outside third parties, including technically sophisticated and well-resourced state-sponsored actors, attempting to access or steal our user and customer data or otherwise compromise user accounts. Security breaches or other unauthorized access or actions expose us to a risk of theft of user data, regulatory actions, litigation, investigations, remediation costs, damage to our reputation and brand, loss of user and partner confidence in the security of our products and services and resulting fees, costs, and expenses, loss of revenue, damage to our reputation, and potential liability. Outside parties may attempt to fraudulently induce employees, users, partners, or customers to disclose sensitive information or take other actions to gain access to our data or our users’ or customers’ data. In addition, hardware, software, or applications we procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise network and data security. Additionally, some third parties, such as our distribution partners, service providers, vendors, and app developers, may receive or store information provided by us or by our users through applications that are integrated with our properties and services. If these third parties fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, our data or our users’ data may be improperly accessed, used, or disclosed. Security breaches or other unauthorized access may in the future result in a combination of significant legal and financial exposure, increased remediation and other costs, damage to our reputation, and a loss of confidence in the security of our products, services, and networks that could have a significantly adverse effect on our business. We take steps to prevent unauthorized access to our corporate systems, however, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be disguised or difficult to detect, or designed to remain dormant until a triggering event, we may be unable to anticipate these techniques or implement adequate preventative measures. Breaches of our security measures, or perceived breaches, may cause the market perception of the effectiveness of our security measures to be harmed and cause us to lose users and customers.

15

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business.

Federal, state, and international laws and regulations govern the collection, use, retention, disclosure, sharing and security of data that we receive from and about our users. The use of consumer data by online service providers is a topic of active interest among federal, state, and international regulatory bodies, and the regulatory environment is unsettled. Many states have passed laws requiring notification to users where there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks in international markets where our products and services are offered. Any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any applicable federal, state, or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of user confidence, damage to our business and brand, and a loss of users, which could potentially have an adverse effect on our business.

In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data retention, data transfer and data protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. For example, some countries are considering or have enacted laws mandating that user data regarding users in their country be maintained in their country. In addition, there currently is a data protection regulation applicable to member states of the European Union that includes operational and compliance requirements that are different than those currently in place and that also includes significant penalties for non-compliance.

The interpretation and application of privacy, data protection, data transfer and data retention laws and regulations are often uncertain and in flux in the United States and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection, data transfer or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices, we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business and operating results.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We consider trade secrets, including confidential and unpatented know-how and programs important to the maintenance of our competitive position. We protect trade secrets and confidential and unpatented know-how, in part, by customarily entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as our employees, outside technical and commercial collaborators, consultants, advisors and other third parties. We plan to enter into confidentiality and invention assignment agreements with our employees and consultants that obligate them to maintain confidentiality and assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches.

16

If we are unable to provide innovative search experiences and other products and services that differentiate our services and generate significant traffic to our websites, our business could be harmed, causing our revenue to decline.

Internet search is characterized by rapidly changing technology, significant competition, evolving industry standards, and frequent product and service enhancements. We need to innovate to improve our users’ search experience to continue to differentiate our services and attract, retain, and expand our user base. The research and development of new, technologically advanced products is a complex process that requires significant levels of innovation and investment, as well as accurate anticipation of technology, market and consumer trends.

If we are unable to provide innovative search experiences and other products and services which differentiate our services, gain user acceptance and generate significant traffic to our websites, or if we are unable to effectively monetize the traffic from such products and services, our business could be harmed, causing our revenue to decline.

Interruptions, delays, or failures in the provision of our services could damage our reputation and harm our operating results.

Delays or disruptions to our service, or the loss or compromise of data, could result from a variety of causes, including the following:

•

Our operations are susceptible to outages and interruptions due to fire, flood, earthquake, tsunami, other natural disasters, power loss, equipment or telecommunications failures, cyber-attacks, terrorist attacks, political or social unrest, and other events over which we have little or no control. We do not have multiple site capacity for all of our services and some of our systems are not fully redundant. In the event of delays or disruptions to service, some data or systems may not be fully recoverable.

•

The systems through which we provide our products and services are highly technical, complex, and interdependent. Design errors might exist in these systems, or might be introduced when we make modifications, which might cause service malfunctions or require services to be taken offline while corrective responses are developed.

•

Despite our implementation of network security measures, our servers are vulnerable to computer viruses, malware, worms, hacking, physical and electronic break-ins, router disruption, sabotage or espionage, and other disruptions from unauthorized access and tampering, as well as coordinated denial-of-service attacks. We may not be in a position to promptly address attacks or to implement adequate preventative measures if we are unable to immediately detect such attacks. Such events could result in large expenditures to investigate or remediate, to recover data, to repair or replace networks or information systems, including changes to security measures, to deploy additional personnel, to defend litigation or to protect against similar future events, and may cause damage to our reputation or loss of revenue.

•

We rely on third-party providers over which we have little or no control for our principal Internet connections and co-location of a significant portion of our data servers, and key components or features of certain of our products and services. Any disruption of the services they provide us or any failure of these third-party providers to handle higher volumes of use could, in turn, cause delays or disruptions in our services and loss of revenue. In addition, if our agreements with these third-party providers are terminated for any reason, we might not have a readily available alternative.

•	Prolonged delays or disruptions to our service could result in a loss of users, damage to our brands, legal costs or liability, and harm to our operating results.

17

If we are unable to recruit, hire, motivate, and retain key personnel, we may not be able to execute our business plan.

Our business and our ability to grow and compete in our market are dependent on our ability to recruit, hire, motivate, and retain talented, highly skilled personnel. Achieving this objective may be difficult due to many factors; the intense competition for such highly skilled personnel in locations where our offices are located; competitors’ hiring practices; the effectiveness of our compensation and retention programs; and fluctuations in global economic and industry conditions. If we do not succeed in retaining and motivating our existing key employees, and in attracting new key personnel, we may be unable to achieve our business plan and as a result, our ability to grow revenue and profitability will be impaired.

A variety of new and existing U.S. and foreign government laws and regulations could subject us to claims, judgments, monetary liabilities and other remedies, and to limitations on our business practices.

We are subject to numerous U.S. and foreign laws and regulations covering a wide variety of subject matters. New laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new products or forms of advertising (such as native advertising), or an extension of our business into new areas, could increase our future compliance costs, make our products and services less attractive to our users, or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against a claim that we have not complied with them. Further, any failure on our part to comply with any relevant laws or regulations may subject us to significant civil or criminal liabilities, penalties, and negative publicity.

The application of existing domestic and international laws and regulations to us relating to issues such as user privacy and data protection, data transfer, security, defamation, pricing, advertising, taxation, consumer protection, accessibility, content regulation, quality of services, law enforcement demands, telecommunications, mobile, television, and intellectual property ownership and infringement in many instances is unclear or unsettled.

The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for caching, hosting, listing or linking to, third-party websites or user content that include materials that give rise to copyright infringement. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and the CDA in conducting our business, and may be adversely impacted by future legislation and future judicial decisions altering these safe harbors or if international jurisdictions refuse to apply similar protections.

Various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. These laws currently impose restrictions and requirements on our business, and future federal, state or international laws and legislative efforts designed to protect children on the Internet may impose additional requirements on us.

18

We may be subject to legal liability associated with providing online services or content.

We host and provide a wide variety of services and technology products that enable and encourage individuals and businesses to exchange information; upload or otherwise generate photos, videos, text, and other content; advertise products and services; conduct business; and engage in various online activities both domestically and internationally. The law relating to the liability of providers of online services and products for activities of their users is currently unsettled both within the United States and internationally. We may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

It is also possible that if any information provided directly by us contains errors or is otherwise wrongfully provided to users, third parties could make claims against us. For example, we offer web-based e-mail services, which expose us to potential risks, such as liabilities or claims, by our users and third parties, resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, alleged violations of policies, property interests, or privacy protections, including civil or criminal laws, or interruptions or delays in e-mail service. We may also face purported consumer class actions or state actions relating to our online services, including our fee-based services. In addition, our customers, third parties, or government entities may assert claims or actions against us if our online services or technologies are used to spread or facilitate malicious or harmful code or applications.

Investigating and defending these types of claims are expensive, even if the claims are without merit or do not ultimately result in liability, and could subject us to significant monetary liability or cause a change in business practices that could negatively impact our ability to compete.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the Internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers may take, or have stated that they may take, measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. Such interference could result in a loss of existing users and advertisers, and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users for certain services could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and adversely affect our operating results.

We face unique challenges by having users in China

We have a number of users in China, believed to be in the millions. Having users in China creates a unique challenge. Chinese law states that all websites and like platforms must have an Internet Content Provider (ICP) License, however, the reality is they only place the requirement on companies that have servers based in China to provide their products and services. We have attempted to obtain an ICP License through Alibaba Cloud (a local Chinese company), but they have informed us that we don’t qualify for an ICP License since we don’t have any servers in China. Eventually, we plan to put servers in China and apply for an ICP License.

China has not banned our products and services like they have other providers such as Google and Yahoo. We believe this is in large part due to the fact our search engine is scrubbed to almost entirely remove objectionable content. However, part of the risk of operating in China is that the government can block access to products and services without recourse, and, as a result, we are always subject to the discretion of the Chinese government to have users in China. If China were to block our products and services from users in China, it would significantly reduce our total numbers of users, which would have a detrimental impact on our ability to generate revenue based on our business model since the number of users we have has a direct correlation to some of our planned revenue-generating activities.

19

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

20

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of those shares of common stock in this offering. However, we will receive gross proceeds of up to $10,000,000 from the sale of common stock we are registering to sell at $5.00 per share, in an offering conducted by our officers and directors on a best efforts basis. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering.

The net proceeds to us (at an offering price of $5.00 per share and potential sales commissions of up to 10% of the gross proceeds) from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $8,886,500. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions, in which event the net proceeds to us, after offering expenses, would be $9,886,500.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of legal expenses and several specific projects, with the remainder used for general working capital for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(4)	Percent	Assumed Offering #2(2)(4)	Percent	Maximum Offering(3)(4)	Percent

Offering Expenses	$-0-	0%	$150,000	3%	$300,000	3%
Marketing and Due Diligence	$-0-	0%	$400,000	8%	$800,000	8%
Operations	$-0-	0%	$400,000	8%	$800,000	8%
Administrative Expenses	$-0-	0%	$859,350	17%	$1,359,350	14%
Pre-subscriber Refunds(5)	$500,000	100%	$586,000	12%	$586,000	5.5%
Asset Acquisition	$-0-	0%	$500,000	10%	$704,650	7%
New Program Development	$-0-	0%	$500,000	10%	$1,000,000	10%
General Corporate Purposes	$-0-	0%	$454,650	9%	$750,000	7.5%
Legal and Professional Fees	$-0-	0%	$550,000	11%	$750,000	7.5%
Expansion (Servers/Equipment)	$-0-	0%	$600,000	12%	$1,100,000	11%
Cash Reserve	$-0-	0%	$-0-	0%	$1,850,000	18.5%

Total	$500,000		$5,000,000		$10,000,000

_____________

(1)	Assumes that we only raise $500,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $500,000.
(2)	Assumes that we only raise $5,000,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $5,000,000.
(3)

Assumes that we raise the full amount of our Maximum Offering hereunder, or $10,000,000. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $10,000,000.

(4)

The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors. Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

(5)

This amount relates to money we owe pre-subscribers that: (a) have indicated they want a refund of their pre-subscription funds, but are willing to wait until after we conduct the primary offering that is the subject of this Registration Statement, or (b) we have been unable to contact or have not returned the documents to us that are necessary to either become a shareholder or request a refund of their pre-subscription funds. Our management has agreed to use all money raised in the primary offering to first pay off all pre-subscribers that have already requested a refund of their pre-subscription funds and also to set aside sufficient funds from the primary offering to pay off any pre-subscribers we have not been able to contact in the event they request a refund of their pre-subscription funds.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

21

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. Our management has established the price of $5.00 per share based upon their estimates of the market value of Gofba, Inc. and the price at which potential investors might be willing to purchase the shares offered.

We are registering up to 4,986,620 shares for resale by existing holders of our common stock.

We are registering for sale to new investors up to 2,000,000 shares at $5.00 per share. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering. The Selling Stockholders that purchased their shares paid $2.50 and $5.00 per share. The shares for other existing stockholders were issued in exchange for services provided to us or as donations/gifts. The following table sets forth on a pro forma basis at September 30, 2020, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $5.00 per share).

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Issued to Selling Stockholders - Purchased Shares	3,154,110	45.5%	$10,163,165	43.9%	$3.23

Selling Stockholders - Shares for Services	1,222,510	17.0%	$3,056,275	13.2%	$2.50

Selling Stockholders - Donations/Gifts	610,000	9.0%	-0-	-0-	-0-

New Investors	2,000,000	28.5%	$10,000,000	43.0%	$5.00

Total	6,986,620	100%	$23,219,440	100%	$3.33

The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. We have already realized the dilution from the shares registered for Selling Stockholders. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. The dilution calculations we have set forth in this section reflect an offering price of $5.00 per share.

As of  September 30, 2020, we had a net tangible book value of ($7,053,000) or ($0.14) per share of outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 2,000,000 shares, the net tangible book value at that date would have been $2,947,000 or $0.06 per share. This represents an immediate increase in net tangible book value of $0.20 per share to existing shareholders and an immediate dilution of $4.94 per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)		$5.00
Net tangible book value per share (September 30, 2020)	$(0.14)
Increase in net tangible book value per share attributable to proceeds from the maximum offering	$0.20
Pro forma net tangible book value per share after the offering		$0.06

Dilution to new investors	$4.94

22

SELLING STOCKHOLDERS

The Selling Stockholders may offer from time to time up to an aggregate of 4,986,620 shares of our Common Stock.

Except as otherwise provided, the following table sets forth certain information with respect to the beneficial ownership of our common stock including the names of the Selling Stockholders, the number of shares of our common stock owned beneficially by the Selling Stockholders as of February 12, 2021, the number of shares of common stock being offered by each Selling Stockholder hereby, and the number and percentage of shares of common stock that will be owned by each Selling Stockholder following the completion of this offering:

Name of Selling Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for the Selling Shareholder’s Account	Shares of Common Stock Owned by Selling Shareholder After the Offering	Percent of Common Stock to be Owned by the Selling Shareholder After the Offering
Arthur Andrada and Myrtle Andrada	26,000	26,000	--	--
Albert B. Agiao	1,000	1,000	--	--
Arthur L. Andrada Jr.	4,000	4,000	--	--
Carlos A. Agellon and Esperanza G. Baldarrama	400	400	--	--
Connie D. Arcaya	200	200	--	--
Darren R. Anderson	9,000	9,000	--	--
Dwayne B. Agiao	4,200	4,200	--	--
American Estate and Trust, LC FBO Renee Nielson's IRA	600	600	--	--
Gabriel A. Albarian Jr.	20,000	20,000	--	--
Janet Aromin	1,000	1,000	--	--
Karen Allen-Reid	40	40	--	--
Leila Isabel Aromin and Vincent Aromin	1,000	1,000	--	--
Lerma A. Andrada and Percival C. Andrada	4,000	4,000	--	--
Linda Armstrong	1,000	1,000	--	--
Louie D.R. Asuncion	200	200	--	--
Lousito Andrada and Perla Andrada	1,600	1,600	--	--
Michael M. Asghari	10,000	10,000	--	--
Maridel F. Andrada and Arthur Andrada	1,200	1,200	--	--
Melba C. Andrada and Percival C. Andrada	6,000	6,000	--	--
Muoi Tu Au and Trung Khanh Trinh	6,000	6,000	--	--
Nirmal Agrawal	5,000	5,000	--	--
Perla Andrada and Natalie A. Ebba	800	800	--	--

23

Romeo Luis C. Asuncion	1,000	1,000	--	--
Salve B. Agiao	12,600	12,600	--	--
Trixi Anne B. Agiao	4,200	4,200	--	--
Vincent Aromin	4,100	4,100	--	--
Wendy L. Adams	1,000	1,000	--	--
Afi Bell	100	100	--	--
Charlie Joy Baltazar	800	800	--	--
Carl Richard Burkhart and Judith Ann Burkhart	300	300	--	--
David Bacon	5,000	5,000	--	--
Esperanza G. Baldarrama	800	800	--	--
Folade Bell	100	100	--	--
Gaoyuan Bi	10,000	10,000	--	--
Joyce Lee Bell	5,000	5,000	--	--
Jameel Bell	100	100	--	--
Jamaal Brown	500	500	--	--
Jayson D. Bala	400	400	--	--
Luzviminda G. Braesch and Bryan D. Braesch	2,000	2,000	--	--
Marlene D. Bala	400	400	--	--
Michael R. Black	200	200	--	--
Mercedes V. Brathwaite	200	200	--	--
Melissa Baldarrama and Robert G. Baldarrama Jr.	240	240	--	--
Peggy Burke	200	200	--	--
Craig V. Butler	300,000	300,000	--	--
Albert Chrikjian	3,000	3,000	--	--
Annie Chen	1,000	1,000	--	--
Adam Stuart Lieu Cole	10,000	10,000	--	--
Arseen Chrikjian	1,000	1,000	--	--
Bobbie Campbell	100	100	--	--
Bonita Chan	21,000	21,000	--	--
Blaziel Cepillo and Oscar B. Carbonell	1,200	1,200	--	--
Brenda Lin Chin Chang	1,000	1,000	--	--
Jeffrey Chin	50,000	50,000	--	--

24

Carrie Clarke	1,000	1,000	--	--
Carolina Castorena	2,000	2,000	--	--
Christine Cook	200	200	--	--
Crystal Ann Clarke	1,000	1,000	--	--
David Cornejo	60	60	--	--
Donna L. Cook	1,000	1,000	--	--
David L. Campbell and Virginia E. Campbell	1,000	1,000	--	--
Elliot John Cole	10,000	10,000	--	--
Eric Clarke	2,600	2,600	--	--
Elaine Clarke	2,600	2,600	--	--
Eva Grace Chan	1,200	1,200	--	--
Care Financial Group	8,000	8,000	--	--
Frank J. Cotinola	2,000	2,000	--	--
Helen Yu-Hua Chu	3,000	3,000	--	--
Hsiu-Ying Chiu and Edward Y. Chen	4,000	4,000	--	--
Jenny Chow	20,000	20,000	--	--
James F. Chambers and Lucy Chambers	200	200	--	--
Jodie Chau	10,000	10,000	--	--
Kam M. Chan and Kelly Chunli Chan	14,000	14,000	--	--
Kelly Chunli Chan	1,000	1,000	--	--
Kyle Ross Carvajal and Roque L. Carvajal III	100	100	--	--
Lucy Chambers and James F. Chambers	40	40	--	--
Larissa Lam LokYee Chiu	10,000	10,000	--	--
Miguel A. Cornejo	40	40	--	--
Michael Charlnoes and Ashleigh Marrone	500	500	--	--
Oralia Cornejo	60	60	--	--
Pei Ying Chou	15,000	15,000	--	--
Pei Patsy Chen	2,000	2,000	--	--
Rous Kenmor Carvajal and Roque L. Carvajal III	100	100	--	--
Ranz Klyden Carvajal and Roque L. Carvajal III	100	100	--	--

25

Renee Campbell	100	100	--	--
Rox Carloyz Carvajal and Roque L. Carvajal III	100	100	--	--
Resina Cheng	1,000	1,000	--	--
Rigo A. Chavez	4,600	4,600	--	--
Roque L. Carvajal III	4,100	4,100	--	--
Shun Ming Chen	9,000	9,000	--	--
Stephen Clarke	1,400	1,400	--	--
Tressi Mehana Chun	150	150	--	--
Craig and Tracy Duhs, Trustees 2005 Duhs Family Trust D/T/D 2/3/05	6,000	6,000	--	--
William B. Crenshaw and Caroline H. Crenshaw	2,000	2,000	--	--
Winnie Y. Chan	90,000	90,000	--	--
Wesley Concepcion	5,000	5,000	--	--
XiaoMing Cheng	20,000	20,000	--	--
Zhi Cheng Chen	1,000	1,000	--	--
Alan Dang	2,000	2,000	--	--
Armando J. Del Rio	100	100	--	--
Chris V. DeLeon	100	100	--	--
Dominick Di Cesare	2,000	2,000	--	--
Donny Darling	3,000	3,000	--	--
Elpidio M. Dimayuga and Sandra Ann Dimayuga	2,000	2,000	--	--
DHMY RAINBOW INVESTMENT LLC. (1)	24,000	24,000	--	--
Joy Carvajal De La Cruz	4,600	4,600	--	--
Manuel M. Del Rio	100	100	--	--
Maria Belen Dyoco	2,000	2,000	--	--
Norvell Lee Drawn	1,000	1,000	--	--
Olaf Andreas Dethlefsen	400	400	--	--
Orlantino G. Dyoco and Maria Belen Dyoco	8,000	8,000	--	--
Paul Di Cesare and Pamela Di Cesare	2,000	2,000	--	--
Raphael DeGiorgio	20,000	20,000	--	--
Shirley J. Deng	45,000	45,000	--	--
William G. DeLisi Sr.	40,000	40,000	--	--
Yenny Dang	2,000	2,000	--	--

26

Bill Ellison	2,400	2,400	--	--
Clarita Espartero	400	400	--	--
Jeffery Allen Estana and Shirley S. Estana	2,000	2,000	--	--
Kristymae Espanola	100	100	--	--
Leormie A. Estacio	120	120	--	--
Milagros C. Enriquez	800	800	--	--
Nanette Echaluse Ermitano	2,000	2,000	--	--
Odin Villavert Espanola	100	100	--	--
Roxanne A. Espia and Leo Rustum J. Espia	2,000	2,000	--	--
Deborah Flattery	200	200	--	--
Elen Rose B. Factor	120	120	--	--
Marie Louise Figueroa	100	100	--	--
Matthew L. Flores	100	100	--	--
Aurelio Gomez	120	120	--	--
Edna Matti Gausselin and Robert Fred Gausselin	680	680	--	--
Erik Michael Joseph Griott	250	250	--	--
Henry Godoy	4,000	4,000	--	--
Jaime T. Guevarra	2,000	2,000	--	--
Jesse Garcia	100	100	--	--
Kevin Matti Gausselin	200	200	--	--
Kevin Gillette	500	500	--	--
Richard Sean Garcia Guevara III and Esperanza Garcia Baldarrama	600	600	--	--
Rut Gezachew	180	180	--	--
Yuan Fu Guo	16,000	16,000	--	--
Anthony J. Herrera	200	200	--	--
Binbin Huai	2,000	2,000	--	--
Cassandra He	2,000	2,000	--	--
Connie Cam Huynh and Michelle Chu	8,000	8,000	--	--
Catherine Hance	30	30	--	--
Deloise Hite	2,200	2,200	--	--

27

George W. Hammer Jr.	8,000	8,000	--	--
Haris Hashimi	8,800	8,800	--	--
Izak Hamilton and Linzee Hamilton	10,000	10,000	--	--
Josephine E. Hernandez and Raymond Josh Hernandez	100	100	--	--
Kristin J. Henry	1,000	1,000	--	--
Kelly Ann Ho	1,000	1,000	--	--
Kenneth Ho and Yen Thanh Tran	8,000	8,000	--	--
Latoya Henderson	200	200	--	--
Loc Tan Ho	800	800	--	--
Maria Socorro Hallas	100	100	--	--
Matt Hentz	1,200,000	1,200,000	--	--
Rainier Joy E. Hernandez	100	100	--	--
Robert Hite	2,000	2,000	--	--
Richard P. Hylton	2,500	2,500	--	--
Ramoncito C. Hernandez and Josephine E. Hernandez	400	400	--	--
Sherry Xiaoyu Huang	2,000	2,000	--	--
Susan Hernandez	120	120	--	--
Tony Chien Wen Huang	8,000	8,000	--	--
Thanh Vi Ha	2,000	2,000	--	--
Tod Hillman	10,000	10,000	--	--
Yi Mei Li Ha	2,000	2,000	--	--
Joseph and Linda Hederman TTEES/Hederman Family Revocable Living Trust	200	200	--	--
John Brent Jetton	4,000	4,000	--	--
Suneet Jain	1,800	1,800	--	--
Tania Jain	1,800	1,800	--	--
Andrew Kha	6,000	6,000	--	--
Aiwu Kung	13,000	13,000	--	--
Joanna My Kha and Matthew T. Lee (2)	108,000	108,000	--	--
Lucas Kloster	8,040	8,040	--	--
Nathan Kloster	1,000	1,000	--	--

28

Vinod Kumar	5,000	5,000	--	--
Angela K. Leung and Samuel C. Ng	2,000	2,000	--	--
Anita Ly	94,000	94,000	--	--
Alice Lazo and Danny A. Lazo	2,000	2,000	--	--
Alexandra LeBron	50	50	--	--
Chi-Yen Lee	10,000	10,000	--	--
Chimu Lee	14,000	14,000	--	--
Christopher Joshua D.R. Lim	200	200	--	--
Cecilia Lam	8,000	8,000	--	--
Chao Chieh Lee and Qiong Ying Chen	2,000	2,000	--	--
Doris Leung	4,000	4,000	--	--
Eugenia Liu	11,400	11,400	--	--
Fang Lin	1,000	1,000	--	--
Helen Ly	87,850	87,850	--	--
Hsueh-Lin Lee	5,000	5,000	--	--
Henry Huy Lu	2,000	2,000	--	--
Ivana Alexis D.R. Lim	200	200	--	--
Jordan Larsen	32,000	32,000	--	--
Jing Ling	2,000	2,000	--	--
Jonathan Lee Lacy	600	600	--	--
Jacqueline Li and Susan Li	2,000	2,000	--	--
Johnny Lam Lu	1,000	1,000	--	--
John Patrick Larsen	24,000	24,000	--	--
Kelly Larsen	24,000	24,000	--	--
Lanthi Au Le	1,000	1,000	--	--
Linda Luong	4,000	4,000	--	--
Mark T. Lazo and Ruby Joy Dela Cruz Lazo	200	200	--	--
Marlyd D.R. Lim	3,200	3,200	--	--
Michael T. Lazo	200	200	--	--
Norine Y. Lee	2,000	2,000	--	--
Nia Deen D.R. Lim	200	200	--	--
Orson Wen Ling	16,800	16,800	--	--

29

Phat Thang Ly	75,000	75,000	--	--
Paul Larsen	80,000	80,000	--	--
Ruby Wei-Lun Lieu	52,000	52,000	--	--
Stanley Van Lee	2,000	2,000	--	--
Tony Motung Lam	10,000	10,000	--	--
Tony Motung Lam and Lydia Lee Gee Lam	20,000	20,000	--	--
Virginia Lum	2,000	2,000	--	--
Wilson Ly	80,000	80,000	--	--
Xiao Yun Luo	3,000	3,000	--	--
Xin Feng Dai Lee	4,000	4,000	--	--
Yen Ching Lee	15,000	15,000	--	--
YingLi Liu	22,000	22,000	--	--
Zhu Li	2,000	2,000	--	--
Zhuo Liu	10,000	10,000	--	--
Abel O. Manalo	800	800	--	--
Abraham Sernan Mallari and Wilfredo Cunanan Mallari	1,000	1,000	--	--
Antonio Jude Marfa	2,100	2,100	--	--
Adlean McGee	1,000	1,000	--	--
Arlene Mays	300	300	--	--
MCCCAROL for Marvis McCarter	200	200	--	--
Cherryl Anne V. Molina	200	200	--	--
Chengdi Ma	15,000	15,000	--	--
Chiew Hiong Ma	1,000	1,000	--	--
Elaine Marie Aguila Molina	100	100	--	--
Erik James Aguila Molina	100	100	--	--
Edward A. Molina	240	240	--	--
Edgardo V. Molina and Ester A. Molina	10,000	10,000	--	--
Morgen Fund Limited (4)	1,000	1,000	--	--

30

Ginger Ruon Yu Mok	5,000	5,000	--	--
Gloria Millan	1,100	1,100	--	--
Hazel T. Molina and Josiah Timothy Molina	200	200	--	--
Irene D. Mallari	2,500	2,500	--	--
Jeannette Moultrie	200	200	--	--
Jorge A. Monell	200	200	--	--
Jazelle Grace T. Molina	100	100	--	--
Jeanie Ma	6,000	6,000	--	--
Joline McCown	200	200	--	--
Keesha McDonald	60	60	--	--
Kayla B. Mallari	2,000	2,000	--	--
Lien Holly Morning	1,000	1,000	--	--
Michael Molano	1,000	1,000	--	--
Margarita Morales	20	20	--	--
Maria Morales	80	80	--	--
Maria Mitchell	200	200	--	--
Nan Ma	1,000	1,000	--	--
Nicole McCown and John McCown	3,550	3,550	--	--
Princess G. Manasseh	100	100	--	--
Reynaldo R. Mallari	6,000	6,000	--	--
Renee Maltsberger	100	100	--	--
Suan Choon Ma	2,000	2,000	--	--
Stephanie Marsh	800	800	--	--
Timothy John N. Mallari	1,000	1,000	--	--
Tiffany R. Mallari	2,000	2,000	--	--
Veronica E. Monell	500	500	--	--
Vinita McClennon	200	200	--	--
Vincent Paul James Mazzuca	200	200	--	--
Victor M. Martinez	20,000	20,000	--	--
William D. McDonald	8,000	8,000	--	--
Wilfredo Cunanan Mallari	6,640	6,640	--	--
Yu Chin Mok	10,000	10,000	--	--

31

Yi Shiuan Mok	5,000	5,000	--	--
Adonise Y. Ng	1,000	1,000	--	--
Darbe D. Nokes	200	200	--	--
Diana N. Nguyen	2,000	2,000	--	--
MeiJi Nguyen	200	200	--	--
Nancy Nguyen	600	600	--	--
Nguyet Thi Nguyen	1,000	1,000	--	--
Priscilla Y. Ng	1,000	1,000	--	--
Renee K. Nielson	1,200	1,200	--	--
Samuel C. Ng	1,000	1,000	--	--
Toby Nguyen	4,000	4,000	--	--
Tom Nguyen	10,000	10,000	--	--
Carol J. Otto	1,200	1,200	--	--
Dustin Ordner	4,000	4,000	--	--
Anthony J. Peich	70,000	70,000	--	--
Brian David Peters	15,000	15,000	--	--
David A. Perovich and Sharon R. Perovich	300	300	--	--
Domingo Perez M. and Barbara A. Perez	1,000	1,000	--	--
Gerald A. Pangilinan	100	100	--	--
Henry Bao Pham and Quynh Ngoc Pham	6,000	6,000	--	--
Jane Podrebarac	40	40	--	--
Jon Pavano and Eunizel Pavano	4,000	4,000	--	--
Michael E. Potts	8,000	8,000	--	--
Mathew Perry	100	100	--	--
Michael James Page	100	100	--	--
Marilyn C. Pompa	20	20	--	--
Paul and Nancy Dang Family Trust /Trustees: Paul and Nancy Dang	100,000	100,000	--	--
Nestor R. Prades	1,600	1,600	--	--
Saurabh Patel	10,000	10,000	--	--
Terri L. Pringle and Norman Pringle	120	120	--	--
Angela J. Quinn	7,000	7,000	--	--
Francisco M. Quilantagn III and Reiss Jade H. Quilantang	100	100	--	--

32

Avelina R. Rabang	1,800	1,800	--	--
Abel Rendon	5,200	5,200	--	--
Emilio Rebollar	200	200	--	--
Gerald C. Reynolds II and Norma E. Reynolds	10,000	10,000	--	--
George A. Ritter and Sharon D. Ritter	320	320	--	--
Gerald C. Reynolds III	5,000	5,000	--	--
Ilene Randloph	1,000	1,000	--	--
Jesus Reyes	38,000	38,000	--	--
Jose Abel Rendon	2,120	2,120	--	--
Jose David Rendon	2,000	2,000	--	--
Lilia Rivera	20	20	--	--
Michael Tichgelaar Ritter	10,000	10,000	--	--
Martha L. Rendon	2,000	2,000	--	--
Mireya Rivera	40	40	--	--
Nancy Rees	2,000	2,000	--	--
Nathaniel P. Rivera	1,000	1,000	--	--
Robert A. Rinderer	2,000	2,000	--	--
Rich Ramirez	500	500	--	--
Shelley Jo Reesman	1,000	1,000	--	--
Abhijit Sen and Susmita Sen	100,000	100,000	--	--
Blake Aaron Smith	2,000	2,000	--	--
Brenda M. St. Pierre	500	500	--	--
Conchita G. Soriano	1,600	1,600	--	--
Chin Li Shih	65,000	65,000	--	--
Gemma Strong	600	600	--	--
Gemma Strong and James Benedict G. Lopez	200	200	--	--
Gemma Strong and Jhoann Catherine G. Lopez	200	200	--	--
Hannah Schiweck	1,500	1,500	--	--
Jennifer Shepard	100	100	--	--
John L. Schwing	1,000	1,000	--	--
John C. Schwing	10,000	10,000	--	--
John D. Salazar	100	100	--	--

33

Matthew Schroeder	1,000	1,000	--	--
Michael Soriano and Velma Soriano	440	440	--	--
Nicholas M. Scarmack	2,000	2,000	--	--
Relida Santiago Sumaylo and George Kilayko Sumaylo	2,000	2,000	--	--
Susie Feng-I Sun	20,000	20,000	--	--
Sam Shih	2,000	2,000	--	--
Vivian Sun	20,000	20,000	--	--
Zenaida L. Shepherd	100	100	--	--
Benedicta L. Tumambing	100	100	--	--
Gary Tichgelaar	1,000	1,000	--	--
Tong Gift Trust FBO Kaylee Faith Tong	200	200	--	--
Tong Gift Trust FBO Katelyn Hope Tong	200	200	--	--
Huesan B. Tran	2,000	2,000	--	--
Julia Tsaur	50,000	50,000	--	--
Kathy Yu-Pin Tseng	4,000	4,000	--	--
Ling Chih Tsao	15,000	15,000	--	--
Linh Tran	6,000	6,000	--	--
Milagro Torres	400	400	--	--
Mark Twiss	1,000	1,000	--	--
Olympic Truong	2,000	2,000	--	--
Phoebe Y. Tsai	1,000	1,000	--	--
Dinh Phong Truong	400	400	--	--
Paula Trickey	10,000	10,000	--	--
Randolph Taylor	10,000	10,000	--	--
Run Tian	2,000	2,000	--	--
Sheila E. Tillman	100	100	--	--
Stella H. Tan	1,000	1,000	--	--
Trinidad R. Tapit and Victor R. Tapit	600	600	--	--
Thanh Trung Tran	2,400	2,400	--	--
Tien Thuy Tran	45,000	45,000	--	--
Vikki Lynn Taulu	1,000	1,000	--	--
Vien Tinh Truong	10,000	10,000	--	--

34

Brian T. UDO and Lat Nguyen	20,000	20,000	--	--
Bryan M. Uyeno and Perpetua C. Magdaloyo	1,000	1,000	--	--
Dickson Ung	1,000	1,000	--	--
Daniela Ulloa	1,000	1,000	--	--
Michael T. UDO and Shino Nakaura	204,000	204,000	--	--
Noe Ugalde	3,700	3,700	--	--
Roderick Uriarte	2,000	2,000	--	--
Brandon B. Villamayor	100	100	--	--
Bryan Cruz Villamayor	5,000	5,000	--	--
Brenda A. Valadez	1,000	1,000	--	--
Dilip Vithlani	4,000	4,000	--	--
Feroza Teresa D.R. Vida	6,500	6,500	--	--
Irving C. Vida	1,000	1,000	--	--
Jennifer Valadez	1,000	1,000	--	--
John W. Vitale	6,200	6,200	--	--
Malou Villamayor	100	100	--	--
Mhalou D. Villamejor	800	800	--	--
Phong Vi	10,000	10,000	--	--
Raymundo Valadez and Rosa Maria Valadez	10,000	10,000	--	--
Regine Zuleika Vida and Feroza Teresa D.R. Vida	1,000	1,000	--	--
Rainer Earle Vida and Feroza Teresa D.R. Vida	1,000	1,000	--	--
Susana Valadez	10,000	10,000	--	--
Von Aaron Vivar and Desiree Vivar	4,000	4,000	--	--
Wilfred R. Villamayor	2,800	2,800	--	--
April Webb	2,200	2,200	--	--
Bryan Wen and Holly Au Wen	2,000	2,000	--	--
Cindy Wong	2,000	2,000	--	--
Ching Shu Wang	2,000	2,000	--	--
Chin Ying Wang	200	200	--	--
Cecilia B. Weinberger	400	400	--	--
Dallas Webb	16,920	16,920	--	--
Eric Wong	1,000	1,000	--	--
Fang Wang	35,000	35,000	--	--
Feng Wan	10,000	10,000	--	--
Gang Wu	10,000	10,000	--	--
Jie Wang	1,000	1,000	--	--

35

Kwan Kat Wong	50,000	50,000	--	--
Kirk B. R. Woller	10,000	10,000	--	--
Leonard Watson and Edna Watson	400	400	--	--
Pamela L. Whiting	2,000	2,000	--	--
Philemon Webb	13,100	13,100	--	--
Shawn Wang	10,000	10,000	--	--
Tammy G. Watson	600	600	--	--
Shun Li Xue and Yang Rui	2,000	2,000	--	--
Davin Q. Yang	30,000	30,000	--	--
Jia Shun Yin-Tan	3,000	3,000	--	--
Shi Chun Yao	10,000	10,000	--	--
Yan Yang	2,000	2,000	--	--
ZhongMin Yang	10,000	10,000	--	--
Young Performing Artists Club, Inc. (3)	300,000	300,000	--	--
Feng Si Zheng	7,000	7,000	--	--
Imelda D. Zacarias	100	100	--	--
Li Chan Zeng	9,000	9,000	--	--
Liang Zhang	6,000	6,000	--	--
Long Feng Zhou	100,000	100,000	--	--
MingXun Zhong	1,000	1,000	--	--
May Mei Q. Zhao	4,000	4,000	--	--
Shu Yi Zhong	18,000	18,000	--	--
Shu Ping Zhong and Yao Hua Chen	1,000	1,000	--	--
Tian Zhou Zhou	1,000	1,000	--	--
Xiaojie Zhang	10,000	10,000	--	--

_________________

(1)	DHMY RAINBOW INVESTMENT LLC is controlled by Ping Ye.
(2)	Joanna M. Kha is a member of our Board of Directors.
(3)	Young Performing Artists Club, Inc. is controlled by Cindy Davis.
(4)	Morgen Fund Limited is controlled by Diana Jiang Hua.

 None of the Selling Stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

•	Jeffrey Chin is the son of Anna Chin and William DeLisi, our two executive officers who are also directors.

•	William G. DeLisi, Sr. is the father of William G. DeLisi, Jr., one of our executive officers and a director.

•	Jordan Larsen is the daughter of John Larsen, one of our executive officers and a director.

36

PLAN OF DISTRIBUTION

We, through our officers and directors, intend to offer up to 2,000,000 shares at a price of $5.00 per share to potential investors. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering.  We have not at this point engaged any broker/dealers licensed by The Financial Industry Regulatory Authority for the sale of these shares and presently have no intention to do so. If we engaged any broker/dealers, they may be acting as underwriters for the offering of these shares.

Our officers and directors intend to seek to sell the common stock to be sold by us in this offering by contacting persons with whom they have had prior contact who have expressed interest in us, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We are not offering any of the Selling Stockholders’ securities. These shares may be sold by the Selling Stockholders from time to time at prevailing market prices. We will not receive any of the proceeds from any sale by the Selling Stockholders. The Selling Stockholders may sell or distribute their shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling Stockholders. If the Selling Stockholder enters into an agreement after the date of this prospectus to sell their shares to a broker-dealer as a principal and that broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement containing this prospectus identifying the broker-dealer and disclosing required information on the plan of distribution. Additionally, prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the Financial Industry Regulatory Agency.

Our current plan is to eventually apply to have our common stock listed on a national exchange, such as NYSE or NASDAQ, but there is no guarantee this will occur. We currently do not meet the listing standards for NYSE or NASDAQ. Under the current listing standards, in order to list on NYSE we will need to have (i) a minimum of 400 round lot shareholders, (ii) at least 1.1 million in publicly held shares, (iii) a market value of publicly held shares of at least $40 million, and (iv) a minimum share price of $4.00. Under the current listing standards, in order to list on NASDAQ we will need to have (i) (i) a minimum of 450 round lot shareholders, (ii) at least 1.25 million in publicly held shares, (iii) a market value of publicly held shares of at least $40 million, and (iv) a minimum share price of $4.00. If we are successful in listing our common stock on NYSE or NASDAQ, the Selling Stockholders will be able to sell their shares referenced under “Selling Stockholders” from time to time at prevailing market rates. If our common stock is not listed on a national exchange, the Selling Stockholders may sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers’ commissions.

We will pay all expenses in connection with the registration and sale of the common stock by the Selling Stockholders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$3,500
Transfer Agent Fees	Approximately	15,000
Costs of Printing and Engraving	Approximately	10,000
Legal Fees	Approximately	50,000
Accounting and Audit Fees	Approximately	35,000
Total		$113,500

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the Selling Stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the Selling Stockholders intend to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. We have been advised that under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. As of February 5, 2021, there are 51,128,298 shares of our common stock issued and outstanding, held by approximately 465 shareholders of record. There are no shares of our preferred stock outstanding as of the date of this filing.

Common Stock. We are authorized to issue 200,000,000 shares of common stock, no par value. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 20,000,000 shares of preferred stock, no par value. We have not issued, nor established any series for, any of our preferred stock. Our preferred stock is “blank check preferred” whereby our Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further shareholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

Law Offices of Craig V. Butler serves as our legal counsel in connection with this offering. Mr. Butler owns 300,000 shares of our common stock.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

Business Overview

Gofba, Inc., was formed to create a safe haven for users of the internet. To that end, we have created an internet “supersite”, consisting of search, chat, email, and offsite file transfer and storage modules, in order to address dangerous, pressing issues not adequately addressed by our competitors. We see two primary threats to the average user of the internet. The first is unrestricted, free access to inappropriate material, including, but not limited to, pornographic material. To address this we have developed a “clean” database from scratch that does not contain inappropriate material and we use proprietary search algorithms which automatically eliminate, or make scarce, inappropriate material from search results. The second is security. To address this, we have developed proprietary security algorithms which provide an enhanced level of protection for users. Put simply, Gofba is the online solution to these problems; providing users with a safe haven on the internet. With limited promotional activity and no advertising, we currently enjoy over 44 million users worldwide.1 Our user base has been consistently expanding since we launched Gofba Search in 2008, and we expect it to continue to increase. A number of our users are located in conservative countries and we discuss the unique nature of having users based in conservative countries below.

Internet Problems Identified

In order to best understand Gofba’s suite of products and services, and what makes them unique, it is helpful to understand what they were created to combat. As noted above, Gofba has identified a number of serious issues encountered by everyday users of the internet.

The first problem identified was inappropriate content. These days, pornography, violence, and vulgarity, are freely accessible by any internet user without regard to age, social situation, or intent. Internet pornography sites are freely accessible to children, thus destroying their innocence. These same sites are accessed by millions in the workplace limiting productivity. Family dynamics and relationships can be greatly impacted as well.

Software and firewalls meant to filter out inappropriate content have been developed to address this issue, but over time have proven to be ineffective. The filters are simply too easy to circumvent. As a result, there has been no search engine that has been able to effectively eliminate this inappropriate material for those that are underage or desire this protection. Gofba has developed proprietary technology which eliminates or makes scarce this inappropriate content. Our search algorithms are written so that inappropriate content is not returned, or made scarce, as a result from web search queries. We accomplish this with a two-step approach. First, we built our database from scratch and did not include inappropriate content in our database. As a result, certain known inappropriate terms do not exist in our database. This is drastically different than other search engines, which have the inappropriate content in their databases, but they simply try and scrub out the content on a search-by-search basis utilizing filters. Unfortunately, history has shown that filtering search results this way is not very effective and the inappropriate content ends up being easily accessible by appearing in the search results of the user. By not having the terms in our database the use of inappropriate content search terms simply returns no results or only results that contain benign content. Second, we built proprietary “search crawlers” to weed out any inappropriate content that is returned from a search result. This is necessary since the internet does not remain static. Purveyors of inappropriate content constantly create new words, or use existing words in an inappropriate way, to try and have their content appear in search results. Gofba’s “search crawlers”, and some of its personnel, are constantly scanning search results to determine when inappropriate content is returned from an internet search and work to immediately delete that content from the Gofba database.

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1 Due to our strict privacy policy, we can only see how many accounts are created and whether that person logs into their account. In order to comply with our privacy policy, we do not track how a person uses their account. It is one of the ways we separate ourselves from our competitors. However, since we can tell if users have logged-in, we do occasionally delete accounts that have not been logged into in a number of years. As a result, the 44 million user number is a cumulative number of users, but does not include approximately 10 million accounts we have deleted due to non-use. We are not able to see how active the user is with their account once logged-in.

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The second issue that Gofba addresses is security. Unsuspecting internet users have little idea that their demographic information and browsing habits are secretly collected by search engines and other sites. This information is then used for marketing purposes and sold for profit, leaving users betrayed and deceived. Additionally, much of the information that these same users transmit over the internet is poorly encrypted and can be easily hacked. Gofba will never track users' experiences or sell their information. Gofba uses secure algorithms which include 256 bit encryption thus mitigating the risk of predatory hacking.

A third problem is ease and speed of large file transfers. Traditionally it has been difficult to transfer large amounts of information in a speedy, user-friendly, and secure manner. Files can be transferred through both Gofba Chat and Gofba Vault, Gofba's offsite storage module. Both are easily accessible and allow for secure transfer of files of 5 Gigabytes at internal speeds 10 Gigabits per second (Gbps).

There are plans to periodically release additional modules, detailed below, as we grow and expand.

Proudly, Gofba's core business is rooted in making the world a better place. Gofba is committed to providing users with the safest internet experience. We achieve this not only by providing online tools that are wholesome, useful, and helpful, but also by providing a strong sense of security for users.

Current Gofba Products and Solutions

In response to the multitude of issues facing users of the internet every day, Gofba has created a number of unique services to address these concerns and significantly improve a user’s internet experience, namely Gofba Search, Gofba Vault, Gofba Chat and Gofba Email. We also have a number of additional services we plan to rollout in the future, which are also detailed below. We believe that users are much more likely to return to a search engine and other services that previously provided them with a positive experience.   We have also been working on systems that could assist medical providers with meeting the requirements of the Health Insurance Portability and Accountability Act (HIPAA).

Gofba Search: Current web search options offer a staggeringly homogenous experience with little differentiating one site from the other. Gofba offers a unique search product, one that excludes objectionable material and provides unparalleled security. Gofba has developed proprietary phrase recognition and image scanning technology that ensures this inappropriate content is made scarce or not returned as a result from web search queries. These two factors, cleanliness and security, provide a competitive advantage which will open markets to us and allow us to penetrate a niche market that has never before been filled. Our unique database solution also allows us to tailor our search engine based on geography to disallow certain search results that may be objectionable to a certain country or society. For instance, in conservative countries like China and certain middle-eastern countries do not want certain content returned with search results, even content that seems benign to western countries. Our technology allows us to scrub our database of those objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors, such as Google. Additionally, we do not allow “smart cookies” in our search results. “Smart cookies” are executable files that create programs designed to gather information on the infected computer, including, but not limited to, search results and search habits. Many of our competitors plant these cookies in their search engine resulting in your searches being shared and spread across many websites, which results in ads for those products and services appearing on other websites you visit. We consider this to be an invasion of privacy and offensive to the user.

Gofba Vault: Gofba Vault is a secure offsite storage service. Many companies refer to their offsite storage as "cloud storage", however we have named ours "Vault". We did this to convey that we do not put users' information into a public "cloud", instead keeping users' information safely stored in their personal vault. Gofba Vault offers competitively priced offsite storage all encrypted with our 256-bit security algorithm. All transfers can be done at 10 Gbps internal transfer speed. The enhanced security hones in on Gofba 's core principal of creating the fastest and safest online experience for users.

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Gofba Chat: A secure messaging service that allows users to communicate with ease. Gofba Chat enables users to instantly transfer files up to 5GB at 10 Gbps internal transfer speed with a simple 'drag & drop' with the same 256-bit encryption. Users can also send chat messages via SMS. Soon Gofba Chat will instantly translate almost all of the world's top languages, as well as offer international keyboards, audio & video chatting, SMS messaging response, and include an additional 10 GB of storage in its own secure “vault”. Gofba Chat is a module that will play an integral role in Gofba Circle, our social network, in the future.

In late 2018 and early 2019 we completed the initial and Phase Two Beta testing of our Android and iPhone mobile Chat applications, and received excellent reviews from our 100+ beta testers. We rolled out the first iteration of the Gofba Apps in the 2nd quarter of 2019. We plan to continue to work on the development of these apps through the 2nd quarter of 2021.

Gofba Email: Our new email platform, which we plan to rollout in the third quarter of 2019, will be the most innovative email product on the market. It is virus free, junk mail free, and hacker free and offers a unique user experience. Gofba email will change the way people and businesses communicate. With up to 5 GB attachments, along with embedded audio and video, we believe Gofba Email will revolutionize the way emails will be sent and received.

The next steps and budget to bring Gofba Email to market are as follows:

Development -  2nd quarter 2021 - $45,000

Beta testing - 3rd quarter 2021 - $20,000

Future Gofba Products and Solutions

Gofba continues to invest in product development to add to this array of modules. In addition to the above products and services, we plan to launch Gofba Media, Gofba Marketplace, Gofba Concierge, Gofba Circle, Gofba University and Gofba Medical, along with several others.

Gofba Media: This module, along with Gofba Chat, acts as the groundwork for Gofba Circle, our social networking platform. Currently, Gofba Media features location-based news content and is a viable source for advertisers to gain exposure. We plan to rollout Gofba Media in the third quarter of 2021.

The next steps and budget to bring Gofba Media to market are as follows:

Development - 2nd quarter 2021 - $30,000

Beta testing - 3rd quarter 2021 - $15,000

Gofba Marketplace: Gofba Marketplace is our e-commerce platform which will demonstrate a combination of retail, wholesale, and bidding. The first phase of Gofba Marketplace will be rolled out in the forth quarter of 2021.

The next steps and budget to bring Gofba Marketplace to market are as follows:

Development - 4th quarter 2021 through 1st quarter 2022 - $30,000

Beta testing - 2nd quarter 2022 - $15,000

Gofba Concierge: This module will act as users' personal assistant with the ability to schedule appointments, manage calendars, among much else. We plan to rollout Gofba Concierge in the second quarter of 2021. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba Concierge or an anticipated budget.

Gofba Circle: This is our social media module which will segregate by age group on a secure and accountable platform. We plan to rollout Gofba Circle in the third quarter of 2022. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba Circle or an anticipated budget.

Gofba University: GU is an aggregator of online classes offered first in the United States, then the world. It will allow anyone to go to college, keep track of your studies and show your exact graduation date, and the first two years of college are free. We plan to rollout Gofba University in the  third quarter of 2022. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba University or an anticipated budget.

Gofba Medical: Gofba medical is a comprehensive medical app, designed to keep track of patience’s medical records, have secure chats with medical personnel including your doctor or specialists referred by your doctor. It also gives accurate diagnosis using a world-wide database, combined with one of the fastest computer systems in the world. We plan to rollout Gofba Medical in the second quarter of 2022. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba Medical or an anticipated budget.

The HIPAA Opportunity

As noted herein, we have spent thousands of man hours working on secure processes and networks for the transfer of confidential and private information related to our customers, including, but not limited to, credit card information, social security numbers, addresses, and other very personal information. As a result, we believe we have developed one of the most secure networks in existence, utilizing a level of encryption beyond what is the industry norm.

In 2019, a local hospital approached us regarding whether our systems could assist them with meeting the requirements of the Health Insurance Portability and Accountability Act (HIPAA) in order to make them compliant so they could avoid possible fines, etc. Although this was not one of the uses of Gofba’s systems we were concentrating on, we immediately began researching the standards mandated by HIPAA and determining how our systems met, or could meet, those standards.

Passed in 1996, HIPAA required the U.S. Department of Health & Human Services (HHS) to adopt national standards for electronic health transactions and code sets, unique health identifiers, and security. HIPAA is a complicated statute and a good description of the standards it places on health industry companies and professionals is located here: http://www.hhs.gov/hipaa/for-professionals/index.html. HIPAA has been amended through the years to keep up with modern technology and the challenges presented. For our purposes, we are primarily focused on the requirement that requires companies in the health field and health care professionals to utilize systems that have at least 128-bit encryption when transmitting patient information. These requirements make our secure communication platform that utilizes 256-bit encryption, which exceeds current HIPAA standards, perfect for this application.

As a result of Gofba’s HIPAA-compliant electronic communication capabilities, we are in discussions with hospitals, medical groups and insurance companies regarding those entities potentially utilizing Gofba for the transmission of patient information in order to be HIPAA-compliant. We have not yet signed any agreements with any of these entities but are hopeful we will do so in the near future.

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Strategic Overview

Our business goal is to become THE safe haven for users of the internet that want to avoid the known and unknown pitfalls of internet use, either for businesses, schools, colleges, universities, government offices and countries around the world. Our first step was the creation of Gofba Search, outlined above. Moving forward our goal is to create and launch a number of related modules in addition to those outlined above. We plan to achieve this by launching these modules strategically, as many as one or two per year.

Competitive Strengths

We believe that our competitive strengths advantageously position us to expand our products and services and pursue strategic opportunities in various internet spaces both domestically and abroad. Our key competitive strengths are summarized below.

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Exclusive Focus on Clean Content. Our business goal is to become the safe haven for internet users that desire a “pure” internet experience, one devoid of unwanted material. To date, this has led to over 44 million users worldwide who trust us to effectively exclude or make scarce inappropriate results. Most other web search providers have clearly established their position on filtering content - being unwilling or unable to effectively eliminate inappropriate search content from queries. We built our database from scratch and did not include inappropriate content in our database. As a result, certain known inappropriate terms do not exist in our database. This is drastically different than other search engines, which have the inappropriate content in their databases, but they simply try and scrub out the content on a search-by-search basis utilizing filters. Additionally, our unique database solution also allows us to tailor our search engine based on geography to disallow certain search results that may be objectionable to a certain country or society. For instance, conservative countries like China and certain middle-eastern countries do not want certain content returned with search results, even content that seems benign to western countries. Our technology allows us to scrub our database of those objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors, such as Google. We believe this provides us with a distinct advantage in many countries that our competitors have been disallowed access due to their inability to filter out the undesirable content.

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Proprietary Technology. Our sophisticated, proprietary technology that supports our search engine and platform took years of research and development, as well as significant capital expenditure. This research resulted in our proprietary phrase recognition and image scanning technology that ensures that inappropriate content is made scarce or not returned as a result from web search queries.

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Provide a Private Internet Experience. Unlike most of our competitors, we do not track a user’s browsing experiences and do not sell or exploit their searches or personal data. As noted above, we do not allow “smart cookies” in our search results. “Smart cookies” are executable files that create programs designed to gather information on the infected computer, including, but not limited to, search results and search habits. Many of our competitors plant these cookies in their search engine resulting in your searches being shared and spread across many websites, which results in ads for those products and services appearing on other websites you visit. We consider this to be an invasion of privacy and offensive to the user. We believe there is a viable market of users that do not want their search criteria shared and used to place ads in their future searches and believe that type of internet user will grow in the future as internet ads become more obtrusive.

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Gofba Vault. Rather than storing valuable, confidential information for our users in the “cloud” our Gofba Vault is a secure offsite storage service. Gofba Vault keeps users’ information safely stored in their personal vault, encrypted with our 256-bit security algorithm. Gofba Vault allows up to 10 GB’s of free storage space, with options to increase the size up to 10 TB’s. Gofba Vault also gives members the ability to send files to any email account up to 5 GB’s in size.

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Strong and Experienced Management Team. We have an experienced project management team that continues to focus on our core competencies and to draw upon our significant domestic and international development and operating experience.

Sources of Revenue

Our business plan is to generate revenues, primarily from the following sources:

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Advertising. In the  second quarter of 2021, we plan to formally offer advertising on our primary products and services. To that end, our team has connected with enterprises which have committed to year-long advertising contracts. Gofba will continue to aggressively pursue advertising revenues. We have received interest from large, globally recognized enterprises, including Fortune 500 companies and large political organizations and hope to capitalize on that interest.

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Gofba Vault. We expect to generate revenue from providing storage through Gofba Vault, our unique offsite storage system, encrypted with our 256-bit security algorithm. We plan to charge reasonable, or lower amounts than the current market, with more security than our competitors.

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•	Gofba Marketplace. A platform that, when launched, will provide a suite of combined services that are not currently available, including advertising, shipping, handling and warehouse storage.

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Paid Placement Revenue. Internet search engines implement a paid placement strategy, where some content providers are given prominent positioning in return for a placement fee. The optimal placement strategy depends on the relative benefits to the users of paid placement. We compute the optimal placement fee, characterize the optimal bias level, and analyze sensitivity of the placement strategy to various factors. In the optimal paid placement strategy, the placement maximizes revenues and is set below the monopoly level to complement our advertising revenues. By optimizing our search engine’s quality of service, we will be able to maximize revenues from paid placement as well as our other advertising models.

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HIPAA.  As noted above, we are in discussions with hospitals, medical groups and insurance companies regarding those entities potentially utilizing Gofba’s HIPAA-compliant electronic communication capabilities for the transmission of patient information in order to be HIPAA-compliant. We have not yet signed any agreements with any of these entities but are hopeful we will do so in the near future. In the event we are successful in signing up these entities we believe they will be a strong source of revenue.

Gofba Business Listings. For our business listing service we plan to charge businesses around $29.00 per month in order to list their business in our business directory. Although we will be charging businesses for this service, we do not anticipate this will be a big revenue-generator for us, but we hope it will lead some of those businesses to pay us to place advertising on our website.

Source of Computer Storage and Processing

Since inception we have leased computer storage and processing space from Sunray Trust, a trust for which Anna Chin, one of our officers and directors, is a trustee. Under the terms of a Computer Towers Lease Agreement, Sunray Trust provides us with sufficient space to store the data used in our operations as well as the processors to run our programs and applications in exchange for a monthly rate based on the number of server towers, super computers and virtual servers our business operations require, with the amount modified annually. We first became obligated to pay for these services on January 1, 2009, when the monthly lease payment was $43,758, or $525,096 for the year, which allowed us to utilize 6 towers, 30 super computers and 600 virtual servers. Each year we sign an amendment to the Computer Towers Lease Agreement for our use for the upcoming year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually .  We anticipate this will increase in future years as we need resources. The original Computer Towers Lease Agreement terminated on October 20, 2020, and was renewed for an additional five years with a new expiration date of October 30, 2025.

Unique Challenges Presented by Having Users in China

We have a number of users in China, believed to be in the millions. We can identify this by being able to locate their access location through IP Geo Data. As noted herein, one of the unique attributes of our technology is that it allows us to scrub our search engine database of objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors. One of these countries is China.

Having users in China creates a unique challenge. First, we don’t “operate” in China. We do not have servers in China. Access to our products and services by persons in China is web-based with the functionality of those services being provided by servers not located in China. All of our servers are located in the United States. Although Chinese law states that all websites and like platforms must have an Internet Content Provider (ICP) License, the reality is they only place the requirement on companies that have servers based in China to provide their products and services. We have attempted to obtain an ICP License through Alibaba Cloud (a local Chinese company), but they have informed us that we don’t qualify for an ICP License since we don’t have any servers in China. Eventually, we plan to put servers in China and apply for an ICP License.

China has not banned our products and services like they have other providers such as Google and Yahoo. We believe this is in large part due to the fact our search engine is scrubbed to almost entirely remove objectionable content. However, part of the risk of operating in China is that the government can block access to products and services without recourse, and, as a result, we are always subject to the discretion of the Chinese government to have users in China.

Market Overview

Internet search and related services is a rapidly expanding and influential market as the global landscape of internet users continues to grow. According to eMartketer, in 2016 approximately 46.8% of the world’s 7.3 billion population used the internet, with that penetration expected to increase to over 50% of the world’s population by 2018 as the world welcomes another 200 million people online.

Web search has been dominated for years by one major player in U.S. and global markets, Google. Google’s U.S. search market share, however, has decreased by about 3% in the past two years, suggesting an openness to alternative search providers. Taking into account all search providers, there are well over 3.5 billion search queries performed daily all over the world.

Google, and other large internet giants, including Microsoft, Yahoo, Amazon, and Facebook, each provide a range of integrated services which include search, email, chat, cloud-based storage, and e-commerce.

Gofba is well poised to enter this market due to its proprietary technology that allows it to eliminate or make scarce inappropriate content from searches. Its unparalleled security measures, and range of internet services will create an inclusive and safe internet experience. Gofba’s diverse set of modules places it within this megasite sphere. Uniquely, Gofba is well-positioned as the only site that successfully protects its users from inappropriate content and is steadfast in making security a priority. Increased awareness of the many dangers that threaten internet users presents a high-growth opportunity for Gofba’s services.

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Market Leader Analysis

Presently, Gofba is entering the internet market for search, chat, email, e-commerce, and offsite storage.

The chart below details the 2019 revenues, percentage of U.S. market share, and market caps for each dominant player in the respective markets.

Name	Market	2019 Revenue	% U.S. Market Share(1)	Market Cap
Google	Search	$136.36 billion	63%	$920 billion
Amazon	E-commerce	$232.88 billion	44%	$920 billion
Dropbox	Offsite Storage	$1.6 billion	47%	$7.4 billion
Facebook	Social Media	$70.7 billion	39%	$585 billion

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(1) Estimated as of December 31, 2019.

Further market analysis reveals:

•	Each company reported a higher revenue in 2019 than in 2018, representing growth in each market segment.

•	Advertising is a major contributor to the revenue of each of these companies. Each of Gofba’s 32 modules either available or in development presents advertising revenue opportunities.

•	Other revenue streams include e-commerce and cloud based storage. Both are avenues that Gofba is pursuing. Gaining a fraction of markets will present significant revenue opportunities for Gofba.

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Although each company has been categorized within a specific market, it is important to note that each company has many diversified yet integrated product lines and services, positioning Gofba competitively.

•	Each of these companies has achieved massive brand awareness which has undoubtedly contributed to their success in highly competitive markets.

Global Internet Use

According to eMartker, 3.9 billion people use the internet. In 2019 alone, 200 million more people have gained access to the internet.

Of Gofba’s 44 million users, the majority have been attracted from two of the three largest markets of internet users worldwide, China and the United States. This has been done through grassroots word of mouth and without promotion. The majority of Gofba’s users are in China with the U.S. close behind. According to Internet World Stats by Miniwatts Marketing Group, China alone accounts for over 19% of the world's internet users with 721 million users. The United States is home to 286 million internet users. The second largest market is India with 462 million internet users.

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As more people gain access to the internet, education on internet safety and security will become increasingly important. Gofba’s branding as the safe and secure online platform will make our product extremely attractive to internet users and we believe it will continue to generate new users at an exponential rate.

Internet Safety

There is an extensive list of potential dangers that threaten internet users. These include inappropriate content making its way to unsuspecting users’ screens, malware infection, identity theft, privacy invasion through tracking, and a slew of others. Just as useful technology is advancing, so is technology used to hack and harm. These threats are increasing in number and severity. Many present industry leaders have shown to be unwilling or incapable of addressing these threats.

Due to increasing online threats, we believe Gofba enjoys a high-growth opportunity in its position as the safe and clean search engine and megasite alternative.

Gofba targets people that want safe internet experiences.

Some insight into why internet users of all ages can benefit from Gofba’s protection.

•	Children are largely unable to recognize most online threats and are susceptible to harm from disguised predators. Children also face developmental risk from exposure to inappropriate content.

•

Studies show that people aged 45 and above are more cautious about sharing information online, but lack the knowledge on how to spot potential danger. With over 80% of baby boomers now using the internet, the population that is in need of education of safe online practices is growing.

•

Research shows that those aged 24 and under reveal more information on the web, but can recognize threats more easily. The reports say younger people’s less restrained online behavior means they’re more likely to be hit by a malware infection.

We believe our products are very attractive to businesses, schools, universities, colleges, and government offices. Gofba’s search results have also been well received in countries where internet usage is restricted, primarily for religious or political reasons. Gofba’s platform is well-suited for settings undertaking the responsibility for children’s use of the internet.

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Below are some statistics to show the vast academic and organizational markets that Gofba intends to tap into:

•

According to the National Center for Education Statistics, in the U.S., in fall 2020, an estimated 56.7 million students attended public elementary and secondary schools. Public school systems employed close to 3.2 million full-time teachers.

•	According to the National Center for Education Statistics, in fall 2020, some 22.5 million students attended American colleges and universities, an increase of about 7.5 million since fall 2000.

•	According to Governing magazine, U.S. state and local governments employ over 19.4 million employees and the Federal government employees another 2.8 million employees.

In the past, we have not invested in advertising. Our user base has grown steadily since 2008 to over 44 million users. We believe this speaks to the need and desire for a safe internet product.

Competition

The search engine, e-mail providers and instant messaging sectors are highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete within the internet industry. We face intense competition from companies much larger than ours, and, as a result, we could struggle to attract users and gain market share. Many of our existing or future competitors have greater financial resources and greater brand name recognition than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

We also face competition from other internet providers, search engine providers (such as Google and Yahoo!), instant messaging services, social network companies (such as Facebook), and internet storage companies. We will strive to advance our technology in each of these sectors ahead of our competitors to gain market share.

We also face intense competition in attracting and retaining qualified employees. Our ability to continue to compete effectively will depend upon our ability to attract new employees, retain and motivate our existing employees and to continue to compensate employees competitively.

Intellectual Property

Currently, we do not have any patents, but consider certain elements of our products and services to be trade secrets and we protect it as our intellectual property. Most of our products and services are based on “open-source” code (meaning it is freely available computer code for anyone to use) and, as a result, we cannot get patents to protect our products and services. Additionally, due to the nature of our business the constant upgrades occurring to our types of products and services, patent filings are not really practical. In the future, if we have products or services or processes that are patentable we plan to apply for such patents to protect our products and services.

We do own the trademark to “Gofba” under Goods and Services Class IC042 “Providing computer searching services, namely, searching and retrieving information at the customer's request via the Internet; and provision of Internet search engines.”

Staffing

As of December 31, 2019, we contract with 20 consultants and we have employment agreements with our Chief Executive Officer and President.

Description of Property

Our executive offices are located in Ontario, California, at 3281 East Guasti Road, Suite 700, Ontario, CA 91761. This office space is approximately 5,600 square feet for approximately $12,500 per month. The lease expired on October 31, 2020, and we are currently renting two offices at the same location on a month-to-month basis.

Available Information

Information about our company can be found on our website at www.gofba.com.

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ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

DESCRIPTION OF PROPERTY

Our executive offices are located in Ontario, California, at 3281 East Guasti Road, Suite 700, Ontario, CA 91761. This office space is approximately 5,600 square feet for approximately $12,500 per month. The lease expired on October 31, 2020 , and we are currently renting two offices at the same location on a month-to-month basis.

LEGAL PROCEEDINGS

On July 2, 2015, we were sued in the Superior Court of California for the County of San Bernardino (Sharlelene Chang, Eileen Mach, Frank Pan, and Julie Tat v. Anna Chin, Bill DeLisi, and Gofba, Inc., Case No. CIV-DS1509468) by the listed Plaintiffs. We were served with the original Complaint on August 25, 2015, and filed a Demurrer to the Complaint, which was granted by the Court with leave to amend. A first amended Complaint was filed on January 4, 2016, to which we also filed a Demurrer and prevailed and a second amended Complaint was filed on June 12, 2016, to which we also filed a Demurrer, which was denied on October 18, 2016. On October 14, 2016, we filed an Answer to the second amended Complaint. The Complaint, as amended, claimed causes of action for fraud, unjust enrichment, violation of the Unfair Business Practices Act, failure to pay wages, including minimum wage and overtime, failure to reimburse employment expenses, failure to provide wage statements, waiting time penalties, defamation, intentional infliction of emotional distress, offer and sale of unqualified, non-exempt securities in violation of Section 25110, and misrepresentation or omission of material facts in violation of Corporations Code Section 25401, and sought damages to be determined at trial. In addition to filing the above-mentioned Answers to the Complaints, as amended, we filed a Cross-Complaint claiming breach of contract and breach of fiduciary duty. Although we rejected the Plaintiffs’ allegations in the Complaint, as amended, our Board of Directors elected to settle the lawsuit and the parties entered into a settlement agreement on November 3, 2017. Under the terms of the settlement agreement, we were obligated to pay an aggregate of $1,375,000 as follows: (a) $75,000 within one day of executing the settlement agreement, and (b) $1,300,000 on or before 150 days after October 3, 2017 (which was March 1, 2018). On March 27, 2018, we entered into an Amendment No. 1 to the Settlement Agreement under which we paid the plaintiffs the sum of $60,000, with $50,000 being allocated to the principal due under the Settlement Agreement and $10,000 being allocated as interest due on the settlement payment through the date of the amendment, and in exchange the plaintiffs agreed to extend the date to pay the remaining settlement payment amount ($1,250,000) and interest of $342.47 per day, until May 3, 2018. On May 2, 2018, we paid the Plaintiffs $1,284,697, which was the remaining amount due under the settlement agreement, as amended. The vast majority of the settlement payment amount was a return of the Plaintiff’s investment monies. As a result, since we have paid the settlement proceeds in full, the Plaintiffs no longer have any rights to acquire 477,600 shares of our common stock. A Request for Dismissal with Prejudice was approved by the Court on May 3, 2018 and, as a result, the case has been dismissed with prejudice.

Other than as set forth above, no officer, director, promoter or significant employee of Gofba has been involved in legal proceedings that would be material to an evaluation of our management. From time to time in the ordinary course of business, Gofba may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are not currently involved in any material legal proceedings, directly or indirectly, and we are not aware of any claims pending or threatened against us or any of the directors that could result in the commencement of legal proceedings.

47

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not publicly-traded.

Outstanding Common Stock

Our executive officers and directors own an aggregate of 45,252,878 shares. As discussed in detail herein, between 2009 and 2016, approximately 470 individuals or entities, including four investors that are now part of our officer and director group, gave us pre-subscription orders for shares of our common stock at between $1 and $5 per share, to be issued in the future only once we were in a position to issue their shares and if we were going to file to go public. In 2017, we sent a Disclosure Statement to those individuals asking if they wished to confirm their investment in Gofba and receive shares of our common stock, or if they desired to rescind their investment and receive their investment money back. Through July 31, 2019, approximately 350 of those individuals or entities confirmed their investment in Gofba and indicated they wish to receive shares of Gofba common stock, and 45 indicated they wish to rescind their investment in Gofba and receive their investment funds back and have received their investment back, and 31 indicated they wish to receive the investment back but have not received their money back. All those that have requested a refund but not received their funds have indicated they are willing to wait until we are have completed our primary offering that is the subject of this S-1 Registration Statement before they receive their funds back. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering, which is not the entire amount of our primary offering, but is more than the total amount owed to the pre-subscribers requesting a return of their funds. As a result, in early May 2020, we sent letters to all those pre-subscribers that had requested a return of their funds but had not received them yet, asking that they confirm their address to us so we can return their funds. As we receive those letters back from pre-subscribers we will return their funds timely to the address indicated by each pre-subscriber.  During the nine months ended September 30, 2020, we returned deposits on common stock subscriptions of $448,000. As of September 30, 2020, we still have not received a response from pre-subscribers representing deposits of $129,000, while pre-subscribers representing deposits of $9,000 have recinded their investments. These amounts represent the only amounts still owed to pre-subscribers.

Holders

As of February 5, 2021, there were 51,128,298  shares of our common stock outstanding held by approximately 465 holders of record of our common stock. Of these shares, approximately  5,875,420 are held by non-affiliates.

Dividends

For the immediate future, our Board of Directors does not intend to pay dividends to our common stockholders but to follow a policy of retaining earnings, if any. However, we do plan to pay dividends to our common shareholders as a matter of policy at some point in the future, but we will not do so until our operations and profitability make sense for us to pay dividends.

Recent Issuance of Unregistered Securities

In 2014, we agreed to issue 42,634,878 shares of our common stock to Anna Chin, our President and founder. These shares were promised to Ms. Chin as a founder upon incorporating the Company in 2008. These shares were issued to Ms. Chin on March 29, 2018. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is our President and is a sophisticated investor.

In 2014, we agreed to issue 1,000,000 shares of our common stock to William DeLisi, our Chief Executive Officer. These shares were promised to Mr. DeLisi as a founder upon forming the Company in 2008. These shares were issued to Mr. DeLisi on March 29, 2018. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is our Chief Executive Officer and is a sophisticated investor.

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In 2017, we distributed a Disclosure Statement (akin to a Private Placement Memorandum) to approximately 470 potential investors who had indicated an interest in investing in Gofba and had submitted a prepayment to us between 2008 and 2016. We refer to these individuals as “pre-subscribers.” Going back to at least 2006, prior to the formation of Gofba, Inc., William DeLisi and Anna Chin, our current officers and Directors, began building the Gofba search engine. Beginning in 2006, Mr. DeLisi and Ms. Chin, together with ten close colleagues, recruited numerous industry personnel to volunteer to assist with testing the new Gofba search engine. Between 2006 and 2008, during the development of the Gofba search engine, Mr. DeLisi and Ms. Chin interacted with hundreds, if not thousands, of people regarding the Gofba search engine, especially the initial alpha and beta testing phases, as it takes a very large number of people to properly develop and test the software created that eventually becomes a “search engine” that could be used by thousands or millions of users. Mr. DeLisi leveraged his over 30-year history in the industry and Ms. Chin utilized many people she knew from working and interacting socially in the southern California area since 1979 to recruit people to assist with this process. The initial ten close (core) colleagues, being very familiar with the computer industry, also introduced people they knew to help develop the search engine. None of those individuals were recruited as investors, only as volunteers to help test Gofba’s software. During the course of the development of the Gofba search engine, numerous people requested if they could invest in the development of Gofba. At that time, however, Gofba, Inc. was not yet formed and Mr. DeLisi and Ms. Chin did not accept any offers of investment. In 2008, Gofba, Inc. was formed and Mr. DeLisi and Ms. Chin received renewed requests to fund the company and its search engine development. Management explained to the interested individuals that they did not want to sell shares in the company and have equity investors until such time as the company had progressed further in its development and the officers believed the company was on the precipice of “going public.” As a result, we agreed with those individuals that they could give their money to us at that time, with the explicit understanding and agreement they would not become shareholders until such time as the company was restructured and felt it was ready to become a public company, if that ever occurred. The pre-subscribers agreed how many shares they would receive for their money if the pre-conditions were met. Each pre-subscriber was given several documents at the time of their pre-subscription to recognize the money given to the company, including a terms and conditions page where the pre-subscribers represented: (i) they were aware their funds would not be deposited into any escrow account, and the funds may be used immediately to implement our business plan upon receipt, (ii) they had the opportunity to ask our management any questions related to Gofba’s website and its products and services, and (iii) had carefully reviewed the merits and risks of, and other considerations related to, investment in the company. The pre-subscribers approached us regarding their interest in funding our development. We did not approach the pre-subscribers about funding and there was no general solicitation. During the years, if a pre-subscriber requested their funds back, the Company repaid them back, similar to an advance. Unfortunately, the company’s development of its products, as well as the plans to “go-public” were delayed for approximately two years due serious health complications suffered by Mr. DeLisi. Eventually, in 2017, management of the company felt our products were sufficiently developed and that the company could proceed to attempt to “go-public”. As a result, in 2017, we distributed a Disclosure Statement (akin to a Private Placement Memorandum) to the approximately 470 pre-subscribers who had indicated an interest in investing in Gofba and had submitted a prepayment to us over the preceding approximately ten (10) years. Of the 470 pre-subscribers, approximately 350 signed a subscription agreement indicating they desired to leave their money with Gofba and be issued shares of Gofba common stock, and the other approximately 120 pre-subscribers either could not be reached or requested their funds returned. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering, which is not the entire amount of our primary offering, but is more than the total amount owed to the pre-subscribers requesting a return of their funds. As a result, in early May 2020, we sent letters to all those pre-subscribers that had requested a return of their funds but had not received them yet, asking that they confirm their address to us so we can return their funds. As we receive those letters back from pre-subscribers we will return their funds timely to the address indicated by each pre-subscriber.  During the nine months ended September 30, 2020, we returned deposits on common stock subscriptions of $448,000. As of September 30, 2020, we still have not received a response from pre-subscribers representing deposits of $129,000, while pre-subscribers representing deposits of $9,000 have recinded their investments. These amounts represent the only amounts still owed to pre-subscribers and   the amount owed to them remain liabilities on our financial statements. As a result of the above, all pre-subscribers had actual access to the type of information that registration would provide. On March 29, 2018, we issued approximately 4,882,110 shares to the approximately 350 pre-subscribers that signed and returned their subscription agreement. The issuances were to a “friend or family member” of our management team and were made to the individuals after they received a disclosure statement akin to a private placement memorandum and signed a subscription agreement and investor questionnaire. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investors (i) knew our management and/or were brought in by management, or the initial friends of management, to work with us in the development of the Gofba products (or worked on Gofba’s product development pre-incorporation); (ii) they were very familiar with Gofba’s business; (iii) were veterans in the computer software industry, holding jobs like computer engineers, programmers, coders, data processors, software developers, etc., (iv) they were sophisticated individuals, and most of them are financially-secure through the work in their computer industry, (v) they represented to us in the subscription agreement that they are familiar with our management and our company’s operations and that they are sophisticated investors, and (vi) there was no general solicitation related to the pre-subscribers.

Between January 2017 and May 2017, we conducted an offering of our common stock to several people known well by our management, that know our company well, and qualify as sophisticated investors in accordance Section 4(a)(2) of the Securities Act. We conducted this offering pursuant to a Private Placement Memorandum. We sold 78,400 shares of our common stock to 13 non-affiliate investors under the offering, at a purchase price of $5.00 per share, for total proceeds of $392,000. On March 29, 2018, we issued the shares to the investors. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their subscription documents that they know our management, know our company and qualify as sophisticated investors.

At the end of 2017 and during the first quarter of 2018, we sold 207,500 shares of our common stock to 22 non-affiliate investors at a purchase price of $2.50 per share, for a total of $518,750. On March 29, 2018, we issued the shares to the investors. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

In February 2018, our Board of Directors elected to issue shares of common stock to a number of parties and entities that have worked with us over the last several years and assisted with the creation and testing of our various products. In total, we issued an aggregate of 1,228,610 shares of our common stock to 72 individuals and entities. The issuances will be to individuals and entities that have worked with our company over the last several years and these parties also executed documents similar to those given to the pre-subscribers with the disclosure statement. The issuances will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the parties have represented to us they are familiar with our management and our company’s operations and are sophisticated investors. These parties have not been given their share certificates yet, and they will be asked to re-confirm their knowledge of the Company and investment sophistication prior to receiving their share certificate. In the event they do not indicate their sophistication on the reaffirmation documents or do not return the reaffirmation document, the Company will not issue them their certificate and cancel their share issuance.

Between February 2018 and September 30, 2018, we sold 214,500 shares of our common stock to 27 non-affiliate investors at a purchase price of $2.50 per share, for a total of $536,250. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

Between October 1, 2018 and December 31, 2018, we sold 119,500 shares of our common stock to 11 non-affiliate investors at a purchase price of $2.50 per share, for a total of $298,750. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

Between January 1, 2019 and March 31, 2019, we sold 90,000 shares of our common stock to 6 non-affiliate investors at a purchase price of $2.50 per share, for a total of $225,000. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

Between April 1, 2019 and June 30, 2019, we sold 294,000 shares of our common stock to 6 non-affiliate investors at a purchase price of $2.50 per share, for a total of $735,000. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

In October 2019, we sold an aggregate of 32,000 shares of our common stock to two non-affiliated investors for a total of $80,000. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since the recipients are sophisticated investors and familiar with our operations.

49

GOFBA, INC.

FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Gofba, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Gofba, Inc. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses, negative cash flows from operations, and limited liquidity, and management believes the Company does not currently possess sufficient working capital to fund its operations for a period of at least twelve months. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of a Matter

As summarized in Note 10 to the consolidated financial statements, the accompanying consolidated financial statements include significant transactions with related parties, and as a result, may not be indicative of the consolidated financial position or results of operations had the Company operated as an independent entity.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

We have served as the Company’s auditor since 2017.

Irvine, California

April 13, 2020

F-1

GOFBA, INC.

Consolidated Balance Sheets

As of December 31, 2019 and 2018

	December 31,
	2019	2018
	(000's)	(000's)
Assets
Current assets
Cash and cash equivalents	$94	$66
Prepaid expenses and other current assets	28	38

Total current assets	122	104

Property and equipment, net	56	68
Software development costs, net (Note 3)	639	451

Total assets	$817	$623

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$1,039	$518
Deposits on common stock subscriptions (Note 4)	586	586
Stockholder payable (Note 5)	4,470	3,370
Total current liabilities	6,095	4,474

Long-term liabilities
Note payable - related party (Note 6)	1,285	1,285
Interest payable – related party (Note 6)	107	43

Total liabilities	7,487	5,802

Commitments and contingencies (Note 7)

Stockholders’ deficit (Note 4)
Common stock, no par value; 200,000,000 shares authorized; 50,806,798 and 50,383,998 shares issued and outstanding at December 31, 2019 and and December 31, 2018, respectively	14,816	13,699
Non-controlling interest	(2,332)	(2,178)
Accumulated deficit	(19,154)	(16,700)

Total stockholders’ deficit	(6,670)	(5,179)

Total liabilities and stockholders’ deficit	$817	$623

See accompanying notes to consolidated financial statements and Report of Independent Registered Public Accounting Firm.

F-2

GOFBA, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2019 and 2018

	December 31,
	2019	2018
	(000's)	(000's)
	(except share and per share amounts)
Revenues	$64	$-
Cost of goods sold	61	-

Gross profit	3	-
Costs and expenses
General and administrative	2,115	1,896
Professional fees	427	3,595
Depreciation and amortization	69	112

Total costs and expenses	2,611	5,603

Net loss	(2,608)	(5,603)

Net loss attributable to non-controlling interest	(154)	(200)

Net loss attributable to the Company	$(2,454)	$(5,403)

Net loss per share
Basic	$(0.05)	$(0.11)
Diluted	$(0.05)	$(0.11)

Weighted average common shares outstanding
Basic	50,640,093	50,036,052
Diluted	50,640,093	50,036,052

See accompanying notes to consolidated financial statements and Report of Independent Registered Public Accounting Firm.

F-3

GOFBA, INC.

Consolidated Statements of Stockholders’ Deficit

For the Years Ended December 31, 2019 and 2018

	Common Stock		Non-controlling	Accumulated
	Shares	Amount	Interest	Deficit	Total
		(000's)	(000's)	(000's)	(000's)
Balance, December 31, 2017	48,662,388	$9,309	$(1,978)	$(11,297)	$(3,966)
Non-cash equity compensation (Note 4)	1,228,610	3,185	-	-	3,185
Sales of common stock for cash (Note 4)	493,000	1,205	-	-	1,205
Net loss	-	-	(200)	(5,403)	(5,603)

Balance, December 31, 2018	50,383,998	13,699	(2,178)	(16,700)	(5,179)
Non-cash equity compensation (Note 4)	-	61	-	-	61
Sales of common stock for cash (Note 4)	422,800	1,056	-	-	1,056
Net loss	-	-	(154)	(2,454)	(2,608)

Balance, December 31, 2019	50,806,798	$14,816	$(2,332)	$(19,154)	$(6,670)

See accompanying notes to consolidated financial statements and Report of Independent Registered Public Accounting Firm.

F-4

GOFBA, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	The years ended December 31,
	2019	2018
	(000's)	(000's)
Cash flows from operating activities
Net loss	$(2,608)	$(5,603)
Less: Net loss attributable to non-controlling interest	(154)	(200)
Net loss attributable to the Company	(2,454)	(5,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss attributable to non-controlling interest	(154)	(200)
Non-cash equity compensation	61	3,185
Non-cash lease expense (Note 7)	1,243	1,050
Depreciation and amortization expense	69	112
Changes in:
Prepaid expenses and other current assets	10	(12)
Accounts payable and accrued expenses	277	137
Accrued legal settlement	-	(106)
Interest payable - related party	64	43
Net cash used in operating activities	(884)	(1,194)

Cash flows from investing activities
Software development costs and equipment expenditures	-	(60)
Net cash used in investing activities	-	(60)

Cash flows from financing activities
Proceeds from sales of common stock	1,056	1,205
Return of proceeds related to legal settlement	-	(1,258)
Proceeds from note payable, related party	-	1,285
(Repayments to) advances from stockholder payable	(144)	(12)

Net cash provided by financing activities	912	1,220
Net increase (decrease) in cash and cash equivalents	28	(34)

Cash and cash equivalents, beginning of the year	66	100

Cash and cash equivalents, end of year	$94	$66

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$800	$-

Non-cash Investing Activities
Accrual of software development costs	$244,000	$240,000

See accompanying notes to consolidated financial statements and Report of Independent Registered Public Accounting Firm.

F-5

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

1. Business and Significant Accounting Policies

Business

Gofba, Inc. (“Gofba”) was incorporated on November 6, 2008, pursuant to the laws of the State of California. The Company is a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by its competitors. Gofba was established to provide users with a safe haven on the internet.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), as set forth in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. (“GTI”), an entity wholly-owned by Gofba’s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the “Company” and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI’s decision-makers and daily business operators.

Management Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Future Operations, Liquidity, and Capital Resources

The Company has limited revenue-generating operations, a material working capital deficit and a history of experiencing operating losses. Historically, the Company’s primary sources of liquidity come from sales of subscriptions to purchase shares of the Company’s common stock. During 2019, the Company continued to develop its technologies, its strategy to monetize its intellectual properties and its business plan. Management intends to rely on additional sales of the Company’s common stock, as well as related party relationships, to provide sufficient liquidity to meet the Company’s cash requirements for a period of at least the next twelve months. Given the uncertain nature of management’s plans, combined with the Company’s significant stockholders’ deficit, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, there can be no assurance that its operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, will be available at times and on terms acceptable to the Company, or at all. From January 1, 2020 through April 13, 2020, the Company sold subscriptions to issue 320,500 shares of its common stock to 14 non-affiliated investors in exchange for $1,602,500 of cash proceeds. All sales were made pursuant to the Company’s primary offering in its effective Registration Statement on Form S-1. Management believes that related cash proceeds will be sufficient to fund operations for the remainder of 2020.

The Company plans to focus on creating new revenue generating activities through various initiatives. Since the Company has not completed development of its technologies and has not established any sources of recurring revenue to cover its operating costs, the Company plans to continue to fund its losses through continued issuance of its common stock and support from its primary stockholder and other related parties.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained at one financial institutions domiciled in the United States. Amounts on deposit with these financial institutions may, from time to time, exceed the federally-insured limit, as well as coverage provided by the Securities Investment Protection Corporation.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation over estimated useful lives of three years using the straight-line method. Leasehold improvements are depreciated over the lesser of the estimated useful life or the lease term. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

F-7

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Software Development Costs

Software development costs are capitalized once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. For products where proven technology exists, this may occur early in the development cycle. When a product is ready for its intended use, capitalized software development costs are amortized over an estimated useful life of four years.

Impairment of Long-Lived Assets

Management reviews the recoverability of long-lived assets, such as property and equipment and software development costs, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment for possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected pre-tax cash flows, undiscounted and without interest charges, from the related operations. If the aggregate of the net cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. The determination and measurement of impairment of long-lived assets requires management to estimate future cash flows and the fair value of long-lived assets. Management determined that there were no impairment charges to be recognized for 2019 or 2018. There can be no assurance, however, that market conditions and technologies will not change or demand for the Company’s products will materialize, which could result in an impairment of long-lived assets in the future.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

The Company’s net deferred tax assets at December 31, 2019 and 2018 consist principally of net operating losses. The Company provided a 100% valuation allowance for the tax effect of these net operating losses, and as a result, no benefit for income taxes has been provided in the accompanying consolidated statements of operations. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized.

U.S. GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position is to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company did not recognize any adjustments regarding its tax accounting treatments for the years ended December 31, 2019 and 2018. As a result of the Company’s net operating losses, all income tax return years remain open to examination by tax authorities.

F-8

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition” and most industry specific guidance. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The new revenue guidance was effective for the Company on January 1, 2019. During the years ended December 31, 2019 and 2018, the Company sold custom hardware to one customer in the amount of $64,000 and $-0-, respectively.

The Company recognizes revenue when a customer obtains control of promised services or products. The amount of revenue recognized reflects the consideration that the Company expects to be entitled to receive in exchange for these services/products. To achieve this core principle, management applies the following steps:

1. Identification of the contract, or contracts, with the customer

The Company determines it has a contract with a customer when the contract is approved, it can identify each party’s rights regarding the services to be transferred, it can identify the payment terms for the services, it has determined the customer has the ability and intent to pay and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

2. Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract.

F-9

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

3. Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services (or products) to the customer. Variable consideration is included in the transaction price if, in management’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

4. Allocation of the transaction price to the performance obligation in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price.

5. Recognition of the revenue when, or as, a performance obligation is satisfied

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service (or product) to a customer. Revenue is recognized as control is transferred to the customer, in an amount that reflects the consideration expected to be received.

Variable Consideration

Revenue from sales is recorded at the net sales price, which is the transaction price, and includes estimates of variable consideration. The amount of variable consideration that is included in the transaction price is constrained to the extent that it is probable that a significant reversal in the amount of the cumulative revenue will not occur when the uncertainty is resolved.

Net Loss per Share

Basic net loss per share is calculated by dividing net loss by the weighted-average common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss by the weighted-average shares and dilutive potential common shares outstanding during the period. When applicable, dilutive potential shares may consist of dilutive shares issuable upon the exercise or vesting of outstanding stock options and warrants computed using the treasury stock method. During a period where a net loss is incurred, dilutive potential shares are excluded from the computation of dilutive net loss per share, as the inclusion is anti-dilutive.

F-10

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Recent Accounting Pronouncements

In September 2018, the FASB issued ASU No. 2018-07, "Stock-based Compensation: Improvements to Nonemployee Share-based Payment Accounting," which amends the existing accounting standards for share-based payments to nonemployees. This ASU aligns much of the guidance on measuring and classifying nonemployee awards with that of awards to employees. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. This ASU becomes effective for the year ending December 31, 2020. Entities will apply the ASU by recognizing a cumulative-effect adjustment to retained earnings as of the beginning of the annual period of adoption. The Company is currently evaluating the impact that ASU 2018-07 will have on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”). Under ASU 2016-02, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU 2016-02 offers specific accounting guidance for a lessee, a lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for the Company for annual reporting periods beginning after December 15, 2020, and requires a modified retrospective adoption, with early adoption permitted. While management is continuing to assess all potential impacts of the standard, management currently believes the most significant impact relates to the accounting and reporting of operating leases on the consolidated balance sheet and the expectation that the Company’s assets and liabilities will increase significantly.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results of operations.

2. Property and Equipment

Property and equipment, net consisted of the following at December 31:

	December 31,	December 31,
	2019	2018

Office furniture, equipment and software	$197,000	$197,000
Less accumulated depreciation	(141,000)	(129,000)
Property and equipment, net	$56,000	$68,000

F-11

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Depreciation expense for the years ended December 31, 2019 and 2018 was $12,000 and $9,000, respectively.

3. Software Development Costs

Software development costs, net consisted of the following at December 31:

	December 31,	December 31,
	2019	2018

Capitalized software in-process	$581,000	$337,000
Website development	607,000	607,000
Less accumulated amortization	(549,000)	(493,000)
Software development costs, net	$639,000	$451,000

Amortization expense for the years ended December 31, 2019 and 2018 was $56,000 and $103,000, respectively.

4. Stockholders’ Equity (Deficit)

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, no par value. The Company has not issued, nor established any series for, any of its preferred stock. The Company’s preferred stock is “blank check preferred” whereby the Company’s Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further stockholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

Common Stock

The Company has authorized 200,000,000 shares of common stock, no par value, and has 50,806,798 and 50,383,998 shares outstanding as of December 31, 2019 and 2018, respectively. Of these outstanding shares, 50,041,498 shares were issued as of December 31, 2019 and 2018.

In 2014, the Company agreed to issue 42,634,878 shares of its common stock to the Company’s co-founder, who is also the Company’s Chairperson and President. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

In 2014, the Company agreed to issue 1,000,000 shares of its common stock to the Company’s co-founder, who is also the Company’s Chief Executive Officer. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

F-12

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

On the date these shares were agreed to be issued, the Company’s business model was still in development, as was a significant portion of its technologies. Further, the Company’s liquidity was extremely limited. As a result, the estimated fair value of these ‘founder shares’ was nominal on the date the Company committed to their issuance.

During the first quarter of 2018, the Company’s board of directors voluntarily elected to approve the issuance of shares of common stock to a number of individuals and entities, including directors and officers, that have worked with the Company over the last several years and assisted with the creation and testing of the Company’s various products. The Company was not obligated to issue these shares and the shares were not issued pursuant to any consulting agreement or stock compensation plan. In total, the Company approved the issuance of an aggregate of 1,228,610 shares of its common stock. The awarded shares were fully-vested on the date of grant and the Company recognized a charge to professional fees in the amount of $3,072,000, which was based on the estimated fair value of common stock awarded.

As of December 31, 2019, the Company’s co-founder, Chairperson and President is in the process of gifting 600,000 shares of her common stock to two vendors of the Company. During the years ended December 31, 2019 and 2018, the Company recognized additional professional fee expenses of $61,000 and $113,000, respectively, which represents the estimated amount of discounted services received by the Company.

During the year ended December 31, 2019, the Company sold subscriptions to issue 422,800 shares of common stock in exchange for $1,056,000 of cash proceeds. During the year ended December 31, 2018, the Company sold subscriptions to issue 493,000 shares of common stock in exchange for $1,205,000 of cash proceeds.

Deposits on Common Stock Subscriptions

Since inception of the Company, and before the issuance of the Company’s disclosure statement in January 2017 (see below), the Company received gross cash proceeds of approximately $11,000,000 as deposits from investors who have indicated an interest in purchasing shares of the Company’s common stock. The Company has refunded an aggregate of approximately $1,900,000.

In a disclosure statement from the Company dated January 9, 2017, each potential investor was asked to ratify their investment decision and thereby acquire shares of the Company’s common stock. The Company also provided each potential investor the option of rescinding its investment interest, in which case the Company would return any deposit they submitted and would not issue them any shares of common stock. As of December 31, 2019, deposits of approximately $8,500,000 have been ratified.

In addition, as of December 31, 2019, subscription deposits of $457,000 have been rescinded and the Company has not received a response from individuals or entities representing deposits of $129,000. Based on the refundable nature of the Company’s common stock subscriptions, and until each potential investor ratified their investment decision, amounts received by the Company have been presented as liabilities in the accompanying consolidated balance sheets. As of December 31, 2019 and 2018, deposits on common stock subscriptions totaled $586,000.

F-13

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Warrants and Stock Options

There are no warrants or stock options granted, issued or outstanding as of the December 31, 2019 and 2018.

5. Stockholder Payable

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. As a result, the Company advances and receives funds as the Company’s cash needs dictated and during the years ended December 31, 2019 and 2018, amounts funded and/or loaned to the Company by its Chairperson, President and majority stockholder were $1,244,000 and $1,254,000, respectively, and amounts returned during the same periods were $144,000 and $216,000, respectively. As of December 31, 2019 and 2018, the stockholder payable balance outstanding was $4,470,000 and $3,370,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

6. Note Payable – Related Party

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the promissory note, the Company borrowed $1,285,000 at 5% annual, simple interest and is obligated to repay the principal and interest amounts on January 1, 2020. In March 2020, the parties extended the maturity date of the note to January 1, 2022. The promissory note contains standard acceleration provisions upon an event of default and the borrowing is not collateralized. The Company borrowed the funds to pay the settlement amount due under the settlement agreement in a lawsuit described in Note 9 of the consolidated financial statements. The balance of the promissory note as of December 31, 2019 and 2018 was $1,285,000, and interest payable related to the promissory note as of December 31, 2019 and 2018 was $107,000 and $43,000, respectively. For the years ended December 31, 2019 and 2018, the Company incurred interest expense from the promissory note during the years ended December 31, 2019 and 2018 of $64,000 and $43,000, respectively.

F-14

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

7. Commitments and Contingencies

Commitments

Since inception, the Company has leased access to computer storage and processing space from a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the agreement, the Company first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2017, the service payments were $1,050,000 annually. For the years ended December 31, 2019 and 2018, expenses associated with these services were $1,050,000 for each year (Note 11). The Company’s board of directors has ratified and approved the terms of each annual service agreement. The agreement expires October 30, 2020. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

In October 2017, the Company entered into an operating lease with a trust controlled by the Company’s Chairperson, President, and majority stockholder for office and internet server space for monthly rent of $16,000. The agreement expires October 1, 2022. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

In August 2015, the Company entered into an operating lease (as amended) for office space in Ontario, California, which expires on October 31, 2020. The lease includes approximately 5,600 rentable square feet of office space. The Company also leases certain office suites typically under a one year term. Rent expense for office space for the years ended December 31, 2019 and 2018 was $173,000 and $192,000, respectively.

Non-cancelable future minimum lease payments required under operating leases are as follows as of December 31, 2019:

Years Ending December 31,

2020	$1,376,000
2021	192,000
2022	144,000

$1,712,000

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and money market funds. Management mitigates such potential risks by maintaining the Company’s cash balances with entities that management believes possess high-credit quality.

F-15

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Other Contingencies

From inception of the Company through January 9, 2017, the date of the disclosure statement described in Note 4, the Company received cash proceeds as deposits from individuals who indicated an interest in purchasing shares of the Company’s stock. At the time of these transactions, management does not believe that the Company offered securities for sale, as defined by the Securities Act of 1933. However, if such transactions were deemed to be an offering of securities, management believes that the Company complied with Section 4(a)(2) of the Securities Act of 1933, including the requirement that each purchaser be an accredited investor (as defined) or a sophisticated investor (as defined). In the event that the Company was deemed to have offered securities for sale and did not comply with Section 4(a)(2) of the Securities Act of 1933, the Company may be required to refund amounts received and/or be subject to penalties from security regulators. The accompanying consolidated financial statements do not include any amounts related to this uncertainty.

Periodically, the Company receives services from individuals that the Company classifies as independent contractors. Management believes that such individuals are independent contractors because, among other things, they can choose whether, when, and where to provide services and are free to provide services to others. However, if the Company was required to classify such individuals as employees, it would likely incur significant additional expenses, potentially including expenses associated with the application of wage and hour laws, employee benefits, social security contributions, taxes, and penalties. The accompanying consolidated financial statements do not include any amounts related to this uncertainty.

8. Income Taxes

The tax effects of temporary differences that give rise to significant portions of the net deferred income tax assets are primarily the Company’s Federal and state net operating loss carryforwards in the amounts of approximately $10,000,000 and $7,600,000 as of December 31, 2019 and 2018, respectively.

Management has established a valuation allowance equal to the entire amount of the Company’s net deferred income tax assets due to the uncertainty that the deferred income tax assets will be realized by the Company’s ability to generate sufficient future taxable income.

On December 22, 2017, U.S. tax legislation known as the U.S. Tax Cuts and Jobs Act of 2017 (the “TCJA”) was enacted. For corporations, the TCJA amends existing U.S. Internal Revenue Code by reducing the corporate income tax rate and modifying several business deduction and international tax provisions. Specifically, the corporate income tax rate was reduced to 21% from 34%, which resulted in revaluation of deferred income tax assets and liabilities and adjustment to the corresponding valuation allowance. Other changes that may have significant future impact on the Company’s financial position relates to net operating losses, which will have an unlimited carryforward period (previously 20 years) and no carryback period (previously 2 years), but deductions for such losses are limited to 80% of taxable income (previously 100% of taxable income) beginning with the 2018 tax year.

F-16

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

Utilization of the net operating loss carryforwards may be subject to annual limitations under Sections 382 and 383 of the Internal Revenue Code of 1986 and similar state provisions due to equity ownership changes that have occurred previously or that could occur in future. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized to offset future taxable income and tax.

The Company has reviewed its tax positions and has determined that it has no significant uncertain tax positions at December 31, 2019 and 2018.

9. Legal Proceedings

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

On July 2, 2015, the Company was sued in the Superior Court of California for the County of San Bernardino (Case No. CIV-DS1509468) by the listed Plaintiffs. The Company was served with the original Complaint on August 25, 2015, and filed a Demurrer to the Complaint, which was granted by the Court with leave to amend. A first amended Complaint was filed on January 4, 2016, to which the Company also filed a Demurrer and prevailed and a second amended Complaint was filed on June 12, 2016, to which the Company also filed a Demurrer, which was denied on October 18, 2016. On October 14, 2016, the Company filed an Answer to the second amended Complaint. The Complaint, as amended, claimed causes of action for fraud, unjust enrichment, violation of the Unfair Business Practices Act, failure to pay wages, including minimum wage and overtime, failure to reimburse employment expenses, failure to provide wage statements, waiting time penalties, defamation, intentional infliction of emotional distress, offer and sale of unqualified, non-exempt securities in violation of Section 25110, and misrepresentation or omission of material facts in violation of Corporations Code Section 25401, and sought damages to be determined at trial. In addition to filing the above-mentioned Answers to the Complaints, as amended, the Company filed a Cross-Complaint claiming breach of contract and breach of fiduciary duty. Although the Company rejected the Plaintiffs’ allegations in the Complaint, as amended, the Company’s Board of Directors elected to settle the lawsuit and the parties entered into a settlement agreement on November 3, 2017. Under the terms of the settlement agreement, the Company agreed to pay an aggregate of $1,375,000 as follows: (a) $75,000 within one day of executing the settlement agreement, and (b) $1,300,000 on or before 150 days after October 3, 2017. If the Company makes those payments, a portion of the payment will be deemed a return of Plaintiff’s investment amount and the Plaintiffs will no longer have any right to acquire 477,600 shares of the Company’s common stock.

F-17

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

The amount by which the settlement exceeded the rescinded investment amount was $181,000, and such amount was expensed during the year ended December 31, 2015.

On March 26, 2018, the parties amended the settlement agreement and the Company paid to the Plaintiffs $50,000, plus an additional $10,000 of interest. In addition, the Company was obligated to pay the Plaintiffs $1,250,000 no later than May 3, 2018. On May 2, 2018, $1,285,000 was paid by a trust controlled by the Company’s Chairperson, President and majority stockholder, on behalf of the Company to fully satisfy the settlement agreement, as amended. The Company, in turn, entered into a promissory note with the trust further described in Note 6.

10. Related Party Transactions

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. See Note 5 above for further discussion.

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 6 above for further discussion.

Since inception, the Company has leased access to computer storage and processing space from a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 7 above for further discussion.

On May 14, 2018, the Company entered into employment agreements with Anna Chin and William DeLisi to serve as the Company’s President and Chief Executive Officer, respectively, under which the Company agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event the Company is not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, the Company may issue shares of its common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares will be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination.

F-18

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements

11. Subsequent Events

From January 1, 2020 through April 13, 2020, the Company sold subscriptions to issue 320,500 shares of its common stock to 14 non-affiliated investors in exchange for $1,602,500 of cash proceeds. All sales were made pursuant to the Company’s primary offering in its effective Registration Statement on Form S-1.

Effective January 1, 2020, the parties extended the terms of the agreement related to the computer storage and processing equipment described further in Note 7. The Company's Board of Directors approved the extension of the agreement. The term of the extension is through October 30, 2020 and there were no other changes to the agreement.

F-19

GOFBA, INC.

SELECTED FINANCIAL DATA

As a smaller reporting company, we are not required to provide this information.

MANAGEMENT S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

Our Management s Discussion and Analysis or Plan of Operation contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We are a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by our competitors. Gofba was established to address the current dangers that threaten the everyday internet user. We see two primary threats. The first is unrestricted, free access to inappropriate material. We have developed proprietary search algorithms which eliminate or make scarce inappropriate material from search results. The second is security. To address this, we have developed proprietary security algorithms which provide an enhanced level of protection for users. We believe we are the online solution to these problems; providing users with a safe haven on the internet. With limited promotional activity and no advertising, we currently enjoy over 40 million users worldwide. Our user base is increasing at an ever-expanding rate.

51

Corporate Overview

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

Our offices are located at 3281 East Guasti Road, Suite 700, Ontario, CA 91761, telephone number (909) 212-7662.

This discussion and analysis should be read in conjunction with our consolidated financial statements included as part of this Annual Report.

Critical Accounting Policies

Revenue

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition and most industry specific guidance. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The new revenue standard was effective for the Company on January 1, 2019.

The Company recognizes revenue when a customer obtains control of promised services or products. The amount of revenue recognized reflects the consideration that the Company expects to be entitled to receive in exchange for these services/products. To achieve this core principle, management applies the following steps:

1. Identification of the contract, or contracts, with the customer

The Company determines it has a contract with a customer when the contract is approved, it can identify each party s rights regarding the services to be transferred, it can identify the payment terms for the services, it has determined the customer has the ability and intent to pay and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer s ability and intent to pay, which is based on a variety of factors, including the customer s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

2. Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract.

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3. Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services (or products) to the customer. Variable consideration is included in the transaction price if, in management s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

4. Allocation of the transaction price to the performance obligation in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price.

5. Recognition of the revenue when, or as, a performance obligation is satisfied

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service (or product) to a customer. Revenue is recognized as control is transferred to the customer, in an amount that reflects the consideration expected to be received.

Variable Consideration

Revenue from sales is recorded at the net sales price, which is the transaction price, and includes estimates of variable consideration. The amount of variable consideration that is included in the transaction price is constrained to the extent that it is probable that a significant reversal in the amount of the cumulative revenue will not occur when the uncertainty is resolved.

Software Development Costs

Software development costs are capitalized once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. For products where proven technology exists, this may occur early in the development cycle. When a product is ready for its intended use, capitalized software development costs are amortized over an estimated useful life of four years.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. ( GTI ), an entity wholly-owned by Gofba s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the Company and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI s decision-makers and daily business operators.

53

Recent Accounting Pronouncements

Recent accounting pronouncements are disclosed in Note 1 to our consolidated financial statements.

Results of Operations

We have no revenue-generating operations, a material working capital deficit and a history of experiencing operating losses. Historically, our primary sources of liquidity have come from deposits on common stock subscriptions and operating expenses paid on our behalf by our Chairperson, President and majority stockholder. During 2019, and the year-to-date period in 2020, we continue to develop our technologies, our strategy to monetize our intellectual properties and our business plan. Our management intends to rely on additional sales of our common stock, as well as payments from our Chairperson, President and majority stockholder, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of our plans, and our reliance on related parties, there is substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern; however, there can be no assurance that our operations will generate substantial revenue or become profitable or that sources of financing, including the issuance of debt and/or equity securities, and continued borrowings from related parties, will be available at times and on terms acceptable to us, or at all.  On April 10, 2020, we sold a subscription to issue 300,000 shares of our common stock to an unrelated investor in exchange for $1,500,000 in cash proceeds.  The sale was made under the primary offering in our Registration Statement on Form S-1.  We believe the $1,500,000 in additional cash proceeds is sufficient to cover our cash needs and requirements for the remainder of 2020.

We plan to focus on creating new revenue generating activities through various initiatives. Since we have not established any sources of revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and receiving financial support from related parties, including our Chairperson, President and majority stockholder.

Summary of Results of Operations

	December 31,
	2019	2018
	(000's)	(000's)
Revenues	$64	$-
Cost of goods sold	61	-
Gross profit	3	-
Operating expenses:
General and administrative	$2,115	$1,896
Professional fees	427	3,595
Depreciation and amortization	69	112
Total operating expenses	2,611	5,603

Net Loss	$(2,608)	$(5,603)

54

Revenue and Gross Profit

We generated a nominal amount of revenues in the year ended December 31, 2019 by selling custom hardware to one customer in the amount of $64,000. The expense attributable to the sold items was $61,000, thus our gross profit during this period was $3,000. There were no such revenues during the same period last year. We do not expect to generate significant future revenues from sales of customer hardware products.

Operating Loss and Net Loss

Our operating loss and net loss decreased by $2,995,000 to $2,608,000 in 2019 from $5,603,000 in 2018. The decrease in the operating loss and net loss compared to the prior year is a result of the decrease in depreciation and amortization of $43,000 and professional fees of $3,168,000, which was partly offset by an increase in general and administrative expenses of $219,000.

For the year ended December 31, 2019, our most significant expense is included in general and administrative expense and represents over $1.2 million of services related to our use of a related party s server towers, super computers and virtual servers. The counterparty to this agreement is a trust controlled by our Chairperson, President and majority stockholder. The annual agreement stipulating the equipment utilized and the monthly fee is ratified and approved by our board of directors.

Also attributing to the overall decrease in operating loss and net loss during the year ended December 31, 2019, was our prior year award of 1,228,610 shares of our common stock to certain professionals for which we recognized a charge to professional fees in the amount of $3,072,000 based on the estimated fair value of common stock awarded. There was no such stock award during in 2019.

General and Administrative Expenses

General and administrative expenses increased by $219,000, from $1,896,000 for the year ended December 31, 2018 to $2,115,000 for the year ended December 31, 2019. During the years ended December 31, 2019 and 2018, the most significant expenses related to our use of server towers, super computers and virtual servers from a trust controlled by our Chairperson, President and majority stockholder in the amount of $1,243,000, software and application maintenance expenses of approximately $240,000, and executive compensation of approximately $140,000 (as an additional $140,000 was capitalized as software development costs). The salary expense results from executive agreements, further discussed below and in the notes to our 2019 consolidated financial statements. The increase in current year general and administrative expenses resulted primarily from increased rent expenses and interest expenses.

Professional Fees

Our professional fees decreased by $3,168,000, to $427,000 during the year ended December 31, 2019 from $3,595,000 during the year ended December 31, 2018. Professional fees incurred during the year ended December 31, 2019, related principally to legal and accounting expenses associated with the Company preparing a registration statement with the Securities and Exchange Commission.

55

In 2018, our board of directors voluntarily elected to approve the issuance of shares of common stock to a number of individuals and entities, including directors and officers, that have worked with us over the last several years and assisted with the creation and testing of our various products. We were not obligated to issue these shares and the shares were not issued pursuant to any consulting agreement or stock compensation plan. In total, we approved the issuance of an aggregate of 1,228,610 shares of our common stock. The awarded shares were fully-vested on the date of grant and we recognized a charge to professional fees in the amount of $3,072,000, which was based on the estimated fair value of common stock awarded. There was no such expense during the same period this year. Additionally, and to a lesser extent, there was a decrease in legal and accounting expenses of $58,000 during the year ended December 31, 2019 as compared to the same period last year. We expect professional fees to fluctuate with the needs of our business and overall strategy to implement our business plan. In the event we undertake a significant transaction, such as an acquisition, securities offering, or file a registration statement, we would expect these fees to substantially increase during that period.

Depreciation and Amortization Expenses

Our depreciation and amortization expenses decreased by $43,000 to $69,000 during the year ended December 31, 2019, as compared to $112,000 during the same period last year, which decrease was attributable to several assets subject to depreciation becoming fully-depreciated in 2019.

Liquidity and Capital Resources

We are still developing our technology platforms and technologies and are incurring operating losses. As a result, we have no recurring revenue streams and we have never generated positive operating cash flows. Our cash on hand as of December 31, 2019 was only $94,000 and our monthly cash flow burn rate was approximately $60,000. In addition, we have incurred a significant amount of debt. Since inception, our liquidity has been tight and we have significant short-term cash needs. Historically, these needs were satisfied through proceeds from deposits received for the sales of our common stock and payments made on our behalf by our Chairperson, President and majority stockholder. We currently do not believe we will be able to satisfy our cash needs from our revenues for at least several years to come.

During the year ended December 31, 2019, we continued to develop our platform and technologies, strategy to monetize our intellectual properties and our business plan. We intend to rely on additional sales of the our common stock, as well as related party relationships and resources, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of these plans, there is substantial doubt about our ability to continue as a going concern. There can be no assurance that our operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, and borrowings from related parties, will be available at times and on terms acceptable to us, or at all.  On April 10, 2020, we sold a subscription to issue 300,000 shares of our common stock to an unrelated investor in exchange for $1,500,000 in cash proceeds.  The sale was made under the primary offering in our Registration Statement on Form S-1.  We believe the $1,500,000 in additional cash proceeds is sufficient to cover our cash needs and requirements for the remainder of 2020.

56

We plan to focus on creating new revenue generating activities through various initiatives. Since we have not established any sources of recurring revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and support from its majority stockholder and other related parties.

In order to repay our obligations in full, or in part, when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash available of $94,000 and $66,000 as of December 31, 2019 and 2018, respectively. Based on limited revenues, limited cash on hand, and current expected monthly cash burn rate of approximately $60,000, we will need financial support from related parties and will need to raise money from the issuance of equity and/or debt securities, to fund operations. Further, we have a $1,285,000 note payable that is contractually due on January 1, 2022 (as amended), along with accrued interest. On April 10, 2020, we sold a subscription to issue 300,000 shares of our common stock to an unrelated investor in exchange for $1,500,000, which will greatly assist with our short term cash needs.  We may not be successful in obtaining the continued financial support of related parties and unrelated parties, borrowing additional funds or raising money from the issuance of our securities.

Sources and Uses of Cash

Operating

We used cash for operating activities of $884,000 for the year ended December 31, 2019, as compared to $1,194,000 for the 2018 period. The most significant factor in our operating cash used is our net loss, adjusted for non-cash expenses. In 2019, the net cash used in operating activities consisted primarily of our net loss of $2,608,000, offset by a non-cash equity award of approximately $61,000 and non-cash lease expense of $1.2 million. In 2018, the net cash used in operating activities consisted primarily of our net loss of $5,603,000, a portion of which was offset by a non-cash equity award of approximately $3 million and non-cash lease expense of $1 million. We expect to use significant cash amounts in our operating activities.

Investing

We did not use any cash in investing activities during the year ended December 31, 2019, as compared to $60,000 of cash used for the year ended December 31, 2018. The net cash used in investing activities consisted primarily of software development activities. We expect to use cash in investing activities in future periods, the extent of which is dependent on the availability of cash.

Financing

Net cash provided by financing activities for the year ended December 31, 2019 was $912,000, compared to $1,220,000 for the 2018 period. During 2019, cash proceeds from the sale of common stock of approximately $1,056,000 and net repayments of the stockholder payable was $144,000. During the same period last year, financing activities consisted of mostly cash proceeds from the sale of common stock in the amount of $1,205,000 and net repayments to the stockholder payable was $12,000. Additionally, during the year ended December 31, 2018, we received proceeds from the related party note payable of $1,285,000 and paid $1,258,000 for the legal settlement of litigation we settled in 2018.

57

Contractual Obligations

As a smaller reporting company, we are not required to provide this information.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Related Party Transactions

On May 1, 2018, we entered into a promissory note with a trust controlled by our Chairperson, President and majority stockholder. Under the terms of the promissory note, we borrowed $1,285,000 at 5% annual, simple interest and were obligated to repay the principal and interest amounts on January 1, 2020. The promissory note contains standard acceleration provisions upon an event of default and the borrowing is not collateralized. We borrowed the funds to pay the remaining settlement amount due under the settlement agreement in a lawsuit we settled in 2018. The note's maturity date has been extended to January 1, 2022 under the same terms.

On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event we are not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, we may issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares will be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination.

Since our inception, we have leased access to server towers, super computers and virtual servers from a trust controlled by the Company s Chairperson, President and majority stockholder. Under the terms of the agreement, we first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2018, the service payments were $1,050,000 annually. For the year ended December 31, 2019, the parties continue to follow the terms of the most recent 2018 arrangement. Our board of directors has ratified and approved the terms of each annual service agreement. The agreement expires October 30, 2020. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable. This agreement was extended through October 20, 2022, under the same terms.

In October 2017, we entered into an operating lease with a trust controlled by our Chairperson, President, and majority stockholder for office and internet server space for monthly rent of $16,000. The agreement expires October 1, 2022. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable.

We have primarily relied on the financial and human resources, relationships, funding and expertise of our founding stockholders, who are husband and wife, since inception. As a result, the Company advances and receives funds as the Company's cash needs dictated and during the years ended December 31, 2019 and 2018, amounts funded to the Company by its Chairperson, President and majority stockholder were $1,244,000 and $1,254,000, respectively, and amounts returned during the same periods were $144,000 and $216,000, respectively. As of December 31, 2019 and 2018, the stockholder payable balance outstanding was $4,470,000 and $3,370,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

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CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

59

GOFBA, INC.

Condensed Consolidated Balance Sheets

As of September 30, 2020 and December 31, 2019

(Unaudited)

	September 30,	December 31,
	2020	2019
	(000's)	(000's)
Assets
Current assets
Cash and cash equivalents	$345	$94
Prepaid expenses and other current assets	28	28

Total current assets	373	122

Property and equipment, net	54	56
Software development costs, net (Note 3)	792	639

Total assets	$1,219	$817

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$1,390	$1,039
Deposits on common stock subscriptions (Note 4)	138	586
Stockholder payable (Note 5)	5,259	4,470
Total current liabilities	6,787	6,095

Long-term liabilities
Note payable - related party (Note 6)	1,285	1,285
Interest payable – related party (Note 6)	155	107
SBA loan (Note 7)	45	-

Total liabilities	8,272	7,487

Commitments and contingencies (Notes 8, 10, and 11)

Stockholders’ deficit (Note 4)
Common stock, no par value; 200,000,000 shares authorized; 51,128,298 and 50,806,798 shares outstanding at September 30, 2020 and December 31, 2019, respectively	16,424	14,816
Non-controlling interest	(2,425)	(2,332)
Accumulated deficit	(21,052)	(19,154)

Total stockholders’ deficit	(7,053)	(6,670)

Total liabilities and stockholders’ deficit	$1,219	$817

See accompanying notes to unaudited condensed consolidated financial statements.

F-20

GOFBA, INC.

Condensed Consolidated Statements of Operations

For the Three and Nine months Ended September 30, 2020 and 2019

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(000's)	(000's)	(000's)	(000's)
	(except share and per share amounts)		(except share and per share amounts)

Revenues	$-	22	$21	$64
Cost of goods sold	-	19	22	61

Gross profit (loss)	-	3	(1)	3
Costs and expenses
General and administrative	555	479	1,620	1,446
Professional fees	108	123	332	308
Depreciation and amortization	13	13	39	56

Total costs and expenses	676	615	1,991	1,810

Net loss	(676)	(612)	(1,992)	(1,807)

Net loss attributable to non-controlling interest	(27)	(34)	(92)	(120)

Net loss attributable to the Company	$(649)	$(578)	$(1,900)	$(1,687)

Net loss per share
Basic	$(0.01)	$(0.01)	$(0.04)	$(0.03)
Diluted	$(0.01)	$(0.01)	$(0.04)	$(0.03)

Weighted average common shares outstanding
Basic	51,128,298	50,772,315	51,013,417	50,588,647
Diluted	51,128,298	50,772,315	51,013,417	50,588,647

See accompanying notes to unaudited condensed consolidated financial statements.

F-21

GOFBA, INC.

Condensed Consolidated Statements of Stockholders’ Deficit

For the Three and Nine months Ended September 30, 2020 and 2019

(Unaudited)

	Common Stock		Non-controlling	Accumulated
	Shares	Amount	Interest	Deficit	Total
		(000's)	(000's)	(000's)	(000's)
Balance, December 31, 2019	50,806,798	$14,816	$(2,332)	$(19,154)	$(6,670)
Sales of common stock for cash (Note 4)	21,500	108	-	-	108
Net loss for the period	-	-	(34)	(643)	(677)
Balance, March 31, 2020	50,828,298	14,924	(2,366)	(19,797)	(7,239)
Sales of common stock for cash (Note 4)	300,000	1,500	-	-	1,500
Net loss for the period	-	-	(32)	(606)	(638)
Balance, June 30, 2020	51,128,298	16,424	(2,398)	(20,403)	(6,377)
Sales of common stock for cash (Note 4)	-	-	-	-	-
Net loss for the period	-	-	(27)	(649)	(676)

Balance, September 30, 2020	51,128,298	$16,424	$(2,425)	$(21,052)	$(7,053)

Balance, December 31, 2018	50,383,998	$13,699	$(2,178)	$(16,700)	$(5,179)
Non-cash equity compensation (Note 4)	-	15	-	-	15
Sales of common stock for cash (Note 4)	90,000	225	-	-	225
Net loss for the period	-	-	(44)	(554)	(598)
Balance, March 31, 2019	50,473,998	13,939	(2,222)	(17,254)	(5,537)
Non-cash equity compensation (Note 4)	-	15	-	-	15
Sales of common stock for cash (Note 4)	294,000	735	-	-	735
Net loss for the period	-	-	(42)	(554)	(596)
Balance, June 30, 2019	50,767,998	14,689	(2,264)	(17,808)	(5,383)
Non-cash equity compensation (Note 4)	-	15	-	-	15
Sales of common stock for cash (Note 4)	6,800	17	-	-	17
Net loss for the period	-	-	(34)	(578)	(612)

Balance, September 30, 2019	50,774,798	$14,721	$(2,298)	$(18,386)	$(5,963)

See accompanying notes to unaudited condensed consolidated financial statements.

F-22

GOFBA, INC.

Condensed Consolidated Statements of Cash Flows

For the Nine months Ended September 30, 2020 and 2019

 (Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(000's)	(000's)
Cash flows from operating activities
Net loss	$(1,992)	$(1,807)
Less: Net loss attributable to non-controlling interest	(92)	(120)
Net loss attributable to the Company	(1,900)	(1,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss attributable to non-controlling interest	(92)	(120)
Non-cash equity compensation	-	46
None-cash related party lease expense (Note 8)	802	781
Depreciation and amortization expense	39	56
Changes in:
Accounts receivable	-	(24)
Prepaid expenses and other current assets	-	11
Accounts payable and accrued expenses	170	172
Interest payable - related party	48	48
Net cash used in operating activities	(933)	(717)

Cash flows from investing activities
Software development costs and equipment expenditures	(9)	-
Net cash used in investing activities	(9)	-

Cash flows from financing activities
Proceeds from sales of common stock	1,608	977
Returns of deposits on common stock subscriptions	(448)	-
Proceeds from SBA loan	45
Net repayments against stockholder payable	(12)	(131)

Net cash provided by financing activities	1,193	846
Net increase in cash and cash equivalents	251	129

Cash and cash equivalents, beginning of the period	94	66

Cash and cash equivalents, end of period	$345	$195

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$800	$-

Non-cash Investing Activities
Accrual of software developments costs	$182	$180

See accompanying notes to unaudited condensed consolidated financial statements.

F-23

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

1. Business and Significant Accounting Policies

Business

Gofba, Inc. (“Gofba”) was incorporated on November 6, 2008, pursuant to the laws of the State of California. The Company is a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by its competitors. Gofba was established to provide users with a safe haven on the internet.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), as set forth in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

The unaudited consolidated financial statements herein have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchanage Commission (“SEC”). The accompanying interim unaudited consolidated financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the audited consolidated financial statements for the latest fiscal year ended December 31, 2019. Accordingly, note disclosures which would substantially duplicate the disclosures contained in the December 31, 2019 audited consolidated financial statements may have been omitted from these interim unaudited consolidated financial statements.

Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2020. For further information, refer to the audited consolidated financial statements and notes for the fiscal year ended December 31, 2019.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. (“GTI”), an entity wholly-owned by Gofba’s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the “Company” and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI’s decision-makers and daily business operators.

F-24

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Management Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Future Operations, Liquidity, and Capital Resources

The Company has limited revenue-generating operations, a material working capital deficit and a history of experiencing operating losses. Historically, the Company’s primary sources of liquidity come from sales of subscriptions to purchase shares of the Company’s common stock. During 2020, the Company continued to develop its technologies, its strategy to monetize its intellectual properties and its business plan. Management intends to rely on additional sales of the Company’s common stock, as well as related party relationships, to provide sufficient liquidity to meet the Company’s cash requirements for a period of at least the next twelve months. Given the uncertain nature of management’s plans, combined with the Company’s significant stockholders’ deficit, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, there can be no assurance that its operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, will be available at times and on terms acceptable to the Company, or at all. From January 1, 2020 through September 30, 2020, the Company sold subscriptions to issue 321,500 shares of its common stock to 15 non-affiliated investors in exchange for $1,607,500 of cash proceeds. All sales were made pursuant to the Company’s primary offering in its effective Registration Statement on Form S-1. Management believes that related cash proceeds will be sufficient to fund operations for the remainder of 2020.

The Company plans to focus on creating new revenue generating activities through various initiatives. Since the Company has not completed development of its technologies and has not established any sources of recurring revenue to cover its operating costs, the Company plans to continue to fund its losses through continued issuance of its common stock and support from its primary stockholder and other related parties.

In March 2020, the World Health Organization characterized a novel coronavirus disease (“COVID-19”) as a pandemic. COVID-19 has had a widespread and detrimental effect on the global economy as a result of the continued increase in the number of cases and affected countries and actions by public health and governmental authorities, businesses, other organizations and individuals to address the outbreak, including travel bans and restrictions, quarantines, shelter in place, stay at home or total lock-down orders and business limitations and shutdowns. The ultimate impact of the COVID-19 pandemic on the Company’s business, results of operations, development of the Company’s technologies, and ability to raise capital is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Any resulting financial impact cannot be reasonably estimated at this time, but management expects it will continue to have a material impact on the Company’s business, financial condition and results of operations.

F-25

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained at one financial institutions domiciled in the United States. Amounts on deposit with these financial institutions may, from time to time, exceed the federally-insured limit, as well as coverage provided by the Securities Investment Protection Corporation.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation over estimated useful lives of between three and six years using the straight-line method. Leasehold improvements are depreciated over the lesser of the estimated useful life or the lease term. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

Software Development Costs

Software development costs are capitalized once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. For products where proven technology exists, this may occur early in the development cycle. When a product is ready for its intended use, capitalized software development costs are amortized over an estimated useful life of four years.

Impairment of Long-Lived Assets

Management reviews the recoverability of long-lived assets, such as property and equipment and software development costs, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment for possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected pre-tax cash flows, undiscounted and without interest charges, from the related operations. If the aggregate of the net cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. The determination and measurement of impairment of long-lived assets requires management to estimate future cash flows and the fair value of long-lived assets. Management determined that there were no impairment charges to be recognized for 2020 or 2019. There can be no assurance, however, that market conditions and technologies will not change or demand for the Company’s products will materialize, which could result in an impairment of long-lived assets in the future.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

The Company’s net deferred tax assets at September 30, 2020 and December 31, 2019 consist principally of net operating losses. The Company provided a 100% valuation allowance for the tax effect of these net operating losses, and as a result, no benefit for income taxes has been provided in the accompanying consolidated statements of operations. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized.

U.S. GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position is to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company did not recognize any adjustments regarding its tax accounting treatments for the three and nine months ended September 30, 2020 and 2019. As a result of the Company’s net operating losses, all income tax return years remain open to examination by tax authorities.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition” and most industry specific guidance. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The new revenue guidance was effective for the Company on January 1, 2019.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

The Company recognizes revenue when a customer obtains control of promised services or products. The amount of revenue recognized reflects the consideration that the Company expects to be entitled to receive in exchange for these services/products. To achieve this core principle, management applies the following steps:

1. Identification of the contract, or contracts, with the customer

The Company determines it has a contract with a customer when the contract is approved, it can identify each party’s rights regarding the services to be transferred, it can identify the payment terms for the services, it has determined the customer has the ability and intent to pay and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

2. Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract.

3. Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services (or products) to the customer. Variable consideration is included in the transaction price if, in management’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

4. Allocation of the transaction price to the performance obligation in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

5. Recognition of the revenue when, or as, a performance obligation is satisfied

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service (or product) to a customer. Revenue is recognized as control is transferred to the customer, in an amount that reflects the consideration expected to be received.

Variable Consideration

Revenue from sales is recorded at the net sales price, which is the transaction price, and includes estimates of variable consideration. The amount of variable consideration that is included in the transaction price is constrained to the extent that it is probable that a significant reversal in the amount of the cumulative revenue will not occur when the uncertainty is resolved.

Net Loss per Share

Basic net loss per share is calculated by dividing net loss by the weighted-average common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss by the weighted-average shares and dilutive potential common shares outstanding during the period. When applicable, dilutive potential shares may consist of dilutive shares issuable upon the exercise or vesting of outstanding stock options and warrants computed using the treasury stock method. During a period where a net loss is incurred, dilutive potential shares are excluded from the computation of dilutive net loss per share, as the inclusion is anti-dilutive.

Recent Accounting Pronouncements

In September 2018, the FASB issued ASU No. 2018-07, “Stock-based Compensation: Improvements to Nonemployee Share-based Payment Accounting,” which amends the existing accounting standards for share-based payments to nonemployees. This ASU aligns much of the guidance on measuring and classifying nonemployee awards with that of awards to employees. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. This ASU becomes effective for the year ending December 31, 2020 (and interim periods in 2021). Entities will apply the ASU by recognizing a cumulative-effect adjustment to retained earnings as of the beginning of the annual period of adoption. Management does not expect that the Company’s adoption of this ASU will materially impact the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”). Under ASU 2016-02, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU 2016-02 offers specific accounting guidance for a lessee, a lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for the Company for annual reporting periods beginning after December 15, 2021 (and interim periods within fiscal year 2023), and requires a modified retrospective adoption, with early adoption permitted. While management is continuing to assess all potential impacts of the standard, management currently believes the most significant impact relates to the accounting and reporting of operating leases on the consolidated balance sheet and the expectation that the Company’s assets and liabilities will increase significantly.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”) as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards. ASU 2019-12 removes certain exceptions from Topic 740, Income Taxes, including (i) the exception to the incremental approach for intra period tax allocation; (ii) the exception to accounting for basis differences when there are ownership changes in foreign investments; and (iii) the exception in interim period income tax accounting for year-to-date losses that exceed anticipated losses. ASU 2019-12 also simplifies GAAP in several other areas of Topic 740 such as (i) franchise taxes and other taxes partially based on income; (ii) transactions with a government that result in a step up in the tax basis of goodwill; (iii) separate financial statements of entities not subject to tax; and (iv) enacted changes in tax laws in interim periods. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021 (and interim periods within fiscal year 2023), and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2019-12 on its consolidated financial statements and related disclosures.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results of operations.

2. Property and Equipment

Property and equipment, net consisted of the following:

	September 30,	December 31,
	2020	2019

Office furniture, equipment and software	$206,000	$197,000
Less accumulated depreciation	(152,000)	(141,000)
Property and equipment, net	$54,000	$56,000

Depreciation expense for the three months ended September 30, 2020 and 2019, was $3,000 and $3,000, respectively. Depreciation expense for the nine months ended September 30, 2020 and 2019 was $10,000 and $9,000, respectively.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

3. Software Development Costs

Software development costs, net consisted of the following:

	September 30,	December 31,
	2020	2019

Capitalized software in-process	$763,000	$581,000
Website development	607,000	607,000
Less accumulated amortization	(578,000)	(549,000)
Software development costs, net	$792,000	$639,000

Amortization expense for the three months ended September 30, 2020 and 2019 was $10,000 and $10,000, respectively. Amortization expense for the nine months ended September 30, 2020 and 2019 was $29,000 and $47,000, respectively.

4. Stockholders’ Equity (Deficit)

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, no par value. The Company has not issued, nor established any series for, any of its preferred stock. The Company’s preferred stock is “blank check preferred” whereby the Company’s Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further stockholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

Common Stock

The Company has authorized 200,000,000 shares of common stock, no par value, and has 51,128,298 and 50,806,798 shares outstanding as of September 30, 2020 and December 31, 2019, respectively. Of these outstanding shares, 50,041,498 shares were issued as of September 30, 2020 and December 31, 2019.

In 2014, the Company agreed to issue 42,634,878 shares of its common stock to the Company’s co-founder, who is also the Company’s Chairperson and President. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

In 2014, the Company agreed to issue 1,000,000 shares of its common stock to the Company’s co-founder, who is also the Company’s Chief Executive Officer. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

On the date these shares were agreed to be issued, the Company’s business model was still in development, as was a significant portion of its technologies. Further, the Company’s liquidity was extremely limited. As a result, the estimated fair value of these ‘founder shares’ was nominal on the date the Company committed to their issuance.

During the first quarter of 2018, the Company’s board of directors voluntarily elected to approve the issuance of shares of common stock to a number of individuals and entities, including directors and officers, that have worked with the Company over the last several years and assisted with the creation and testing of the Company’s various products. The Company was not obligated to issue these shares and the shares were not issued pursuant to any consulting agreement or stock compensation plan. In total, the Company approved the issuance of an aggregate of 1,228,610 shares of its common stock. The awarded shares were fully-vested on the date of grant and the Company recognized a charge to professional fees in the amount of $3,072,000, which was based on the estimated fair value of common stock awarded.

During the nine months ended September 30, 2020, the Company sold subscriptions to issue 321,500 shares of common stock in exchange for $1,607,500 of cash proceeds. These sales were made pursuant to the Company’s primary offering in its effective Registration Statement on Form S-1.

Deposits on Common Stock Subscriptions

Since inception of the Company, and before the issuance of the Company’s disclosure statement in January 2017 (see below), the Company received gross cash proceeds of approximately $11,000,000 as deposits from investors who have indicated an interest in purchasing shares of the Company’s common stock. The Company has refunded an aggregate of approximately $2,350,000.

In a disclosure statement from the Company dated January 9, 2017, each potential investor was asked to ratify their investment decision and thereby acquire shares of the Company’s common stock. The Company also provided each potential investor the option of rescinding its investment interest, in which case the Company would return any deposit they submitted and would not issue them any shares of common stock. As of September 30, 2020 and December 31, 2019, deposits of approximately $8,500,000 have been ratified.

In addition, as of September 30, 2020, subscription deposits of $9,000 have been rescinded and the Company has not received a response from individuals or entities representing deposits of $129,000. Based on the refundable nature of the Company’s common stock subscriptions, and until each potential investor ratified their investment decision, amounts received by the Company have been presented as liabilities in the accompanying consolidated balance sheets. As of September 30, 2020 and December 31, 2019, deposits on common stock subscriptions totaled $138,000 and $586,000. During the three and nine months ended September 30, 2020, the Company returned deposits on common stock subscriptions of $448,000.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Warrants and Stock Options

There are no warrants or stock options granted, issued or outstanding as of the September 30, 2020 and December 31, 2019.

5. Stockholder Payable

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. As a result, the Company advances and receives funds as the Company’s cash needs dictated and during the three months ended September 30, 2020 and 2019, amounts funded and/or loaned to the Company by its Chairperson, President and majority stockholder were $274,000 and $263,000, respectively, and amounts returned during the same periods were $4,000 and $4,000, respectively. During the nine months ended September 30, 2020 and 2019, amounts funded and/or loaned to the Company by its Chairperson, President and majority stockholder were $802,000 and $781,000, respectively, and amounts returned during the same periods were $12,000 and $131,000, respectively. As of September 30, 2020 and December 31, 2019, the stockholder payable balance outstanding was $5,259,000 and $4,470,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

6. Note Payable – Related Party

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the promissory note, the Company borrowed $1,285,000 at 5% annual, simple interest and is obligated to repay the principal and interest amounts on January 1, 2020. In March 2020, the parties extended the maturity date of the note to January 1, 2022. The promissory note contains standard acceleration provisions upon an event of default and the borrowing is not collateralized. The balance of the promissory note as of September 30, 2020 and December 31, 2019 was $1,285,000, and interest payable related to the promissory note as of September 30, 2020 and December 31, 2019 was $155,000 and $107,000, respectively. For the three months ended September 30, 2020, and 2019 the Company incurred interest expense from the promissory note of $16,000 and $16,000, respectively. For the nine months ended September 30, 2020, and 2019 the Company incurred interest expense from the promissory note of $48,000 and $48,000, respectively.

7. SBA Loan

On May 8, 2020, the Company obtained a loan guaranteed by the Small Business Administration under the Paycheck Protection Program of the CARES Act. Under the terms of the note, the Company borrowed $45,000 at 1% per annum and is obligated to repay the principal and interest amounts on May 8, 2022. The payments are scheduled to consist of 18 monthly consecutive payments of principal and interest in the amount of approximately $2,500 beginning on December 8, 2020. The balance of the SBA loan as of September 30, 2020 was $45,000. Interest expense incurred during the three and nine months ended September 30, 2020 and accrued as of September 30, 2020 was less than $200. The Company has spent the loan proceeds on eligible expenses and expects that the full amount of the SBA Loan to be forgiven.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

8. Commitments and Contingencies

Commitments

Since inception, the Company has leased access to computer storage and processing space from a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the agreement, the Company first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, the Company leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For the three months ended September 30, 2020 and 2019, expenses associated with these services were $274,200 and $262,500, respectively. For the nine months ended September 30, 2020 and 2019, expenses associated with these services were $802,000 and $781,000, respectively (Note 11). The Company’s board of directors has ratified and approved the terms of each annual service agreement. The master agreement expired October 30, 2020 and has since been renewed for an additional five years with a new expiration of October 30, 2025. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

In October 2017, the Company entered into an operating lease with a trust controlled by the Company’s Chairperson, President, and majority stockholder for office and internet server space located in Chino Hills, California for monthly rent of $16,000. The agreement expires October 1, 2022. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

In August 2015, the Company entered into an operating lease (as amended) for office space in Ontario, California, which expired on October 31, 2020 and was not renewed. The lease includes approximately 5,600 rentable square feet of office space. The Company also leases certain office suites typically under a one year term. Rent expense for office space for the three months ended September 30, 2020 and 2019 was $86,000 and $46,000, respectively. Rent expense for office space for the nine months ended September 30, 2020 and 2019 was $259,000 and $134,000, respectively. Since the Ontario lease has expired, the office space located at the Company’s Chino Hills location will now be used for all of the Company’s offices.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

Non-cancelable future minimum payments required under the Chino Hills lease are as follows as of September 30, 2020:

Years Ending December 31,

2020 (remaining)	$48,000
2021	192,000
2022	144,000

$384,000

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and money market funds. Management mitigates such potential risks by maintaining the Company’s cash balances with entities that management believes possess high-credit quality.

Other Contingencies

From inception of the Company through January 9, 2017, the date of the disclosure statement described in Note 4, the Company received cash proceeds as deposits from individuals who indicated an interest in purchasing shares of the Company’s stock. At the time of these transactions, management does not believe that the Company offered securities for sale, as defined by the Securities Act of 1933. However, if such transactions were deemed to be an offering of securities, management believes that the Company complied with Section 4(a)(2) of the Securities Act of 1933, including the requirement that each purchaser be an accredited investor (as defined) or a sophisticated investor (as defined). In the event that the Company was deemed to have offered securities for sale and did not comply with Section 4(a)(2) of the Securities Act of 1933, the Company may be required to refund amounts received and/or be subject to penalties from security regulators. The accompanying condensed consolidated financial statements do not include any amounts related to this uncertainty.

Periodically, the Company receives services from individuals that the Company classifies as independent contractors. Management believes that such individuals are independent contractors because, among other things, they can choose whether, when, and where to provide services and are free to provide services to others. However, if the Company was required to classify such individuals as employees, it would likely incur significant additional expenses, potentially including expenses associated with the application of wage and hour laws, employee benefits, social security contributions, taxes, and penalties. The accompanying condensed consolidated financial statements do not include any amounts related to this uncertainty.

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GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (unaudited)

9. Income Taxes

As of September 30, 2020 and December 31, 2019, the Company has net deferred income tax assets that are mainly comprised of Federal and state net operating loss carryforwards.

Management has established a valuation allowance equal to the entire amount of the Company’s net deferred income tax assets due to the uncertainty that the deferred income tax assets will be realized by the Company’s ability to generate sufficient future taxable income.

Utilization of the net operating loss carryforwards may be subject to annual limitations under Sections 382 and 383 of the Internal Revenue Code of 1986 and similar state provisions due to equity ownership changes that have occurred previously or that could occur in future. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized to offset future taxable income and tax.

The Company has reviewed its tax positions and has determined that it has no significant uncertain tax positions at September 30, 2020 and December 31, 2019.

10. Legal Proceedings

In the ordinary course of business, the Company is from time to time, involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the Company’s financial condition and/or results of operations. However, matters currently pending or threatened are not expected to have a material adverse effect on the Company’s financial position or results of operations.

11. Related Party Transactions

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. See Note 5 above for further discussion.

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 6 above for further discussion.

Since inception, the Company has leased access to computer storage and processing space, as well as office space, from a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 8 above for further discussion.

On May 14, 2018, the Company entered into employment agreements with Anna Chin and William DeLisi to serve as the Company’s President and Chief Executive Officer, respectively, under which the Company agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event the Company is not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, the Company may issue shares of its common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares are to be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination.

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GOFBA, INC.

SELECTED FINANCIAL DATA

As a smaller reporting company, we are not required to provide this information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis or Plan of Operation contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; the COVID-19 global pandemic; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Quarterly Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We are a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by our competitors. Gofba was established to address the current dangers that threaten the everyday internet user. We see two primary threats. The first is unrestricted, free access to inappropriate material. We have developed proprietary search algorithms which eliminate or make scarce inappropriate material from search results. The second is security. To address this, we have developed proprietary security algorithms which provide an enhanced level of protection for users. We believe we are the online solution to these problems; providing users with a safe haven on the internet. With limited promotional activity and minimal advertising, we currently enjoy over 40 million users worldwide. Our user base is increasing at an ever-expanding rate.

Corporate Overview

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

Our offices are located at 3281 E Guasti Road, Suite 700, Ontario, CA 91761 telephone number (909) 212-7662.

This discussion and analysis should be read in conjunction with our consolidated financial statements included as part of this report.

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Critical Accounting Policies

Revenue

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition and most industry specific guidance. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The new revenue standard was effective for the Company on January 1, 2019.

The Company recognizes revenue when a customer obtains control of promised services or products. The amount of revenue recognized reflects the consideration that the Company expects to be entitled to receive in exchange for these services/products. To achieve this core principle, management applies the following steps:

1. Identification of the contract, or contracts, with the customer

The Company determines it has a contract with a customer when the contract is approved, it can identify each party s rights regarding the services to be transferred, it can identify the payment terms for the services, it has determined the customer has the ability and intent to pay and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer s ability and intent to pay, which is based on a variety of factors, including the customer s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

2. Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract.

3. Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services (or products) to the customer. Variable consideration is included in the transaction price if, in management s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

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4. Allocation of the transaction price to the performance obligation in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price.

5. Recognition of the revenue when, or as, a performance obligation is satisfied

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service (or product) to a customer. Revenue is recognized as control is transferred to the customer, in an amount that reflects the consideration expected to be received.

Variable Consideration

Revenue from sales is recorded at the net sales price, which is the transaction price, and includes estimates of variable consideration. The amount of variable consideration that is included in the transaction price is constrained to the extent that it is probable that a significant reversal in the amount of the cumulative revenue will not occur when the uncertainty is resolved.

Software Development Costs

Software development costs are capitalized once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. For products where proven technology exists, this may occur early in the development cycle. When a product is ready for its intended use, capitalized software development costs are amortized over an estimated useful life of four years.

Principles of Consolidation

Our consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. (GTI), an entity wholly-owned by Gofba’s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the “Company” and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI’s decision-makers and daily business operators.

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Recent Accounting Pronouncements

Recent accounting pronouncements are disclosed in Note 1 to our condensed consolidated financial statements.

Results of Operations

We have no significant revenue-generating operations, a material working capital deficit and a history of experiencing operating losses. Historically, our primary sources of liquidity have come from deposits on common stock subscriptions and operating expenses paid on our behalf by our Chairperson, President and majority stockholder. During 2019, and the year-to-date period in 2020, we continue to develop our technologies, our strategy to monetize our intellectual properties and our business plan. Our management intends to rely on additional sales of our common stock, as well as loans and/or payments from our Chairperson, President and majority stockholder, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of our plans, and our reliance on related parties, there is substantial doubt about our ability to continue as a going concern. The accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern; however, there can be no assurance that our operations will generate substantial revenue or become profitable or that sources of financing, including the issuance of debt and/or equity securities, and continued borrowings from related parties, will be available at times and on terms acceptable to us, or at all. From January 1, 2020 through September 30, 2020, we sold subscriptions to issue 321,500 shares of our common stock to 15 non-affiliated investors in exchange for $1,607,500 of cash proceeds. All sales were made pursuant to our primary offering in our effective Registration Statement on Form S-1. We believe that related cash proceeds will be sufficient to fund operations for the remainder of 2020.

We plan to focus on creating new revenue generating activities through various initiatives. Since we have not established any recurring sources of revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and receiving financial support from related parties, including our Chairperson, President and majority stockholder.

In March 2020, the World Health Organization characterized a novel coronavirus disease (“COVID-19”) as a pandemic. COVID-19 has had a widespread and detrimental effect on the global economy as a result of the continued increase in the number of cases and affected countries and actions by public health and governmental authorities, businesses, other organizations and individuals to address the outbreak, including travel bans and restrictions, quarantines, shelter in place, stay at home or total lock-down orders and business limitations and shutdowns. The ultimate impact of the COVID-19 pandemic on our business, results of operations, development of our technologies, and ability to raise capital is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Any resulting financial impact cannot be reasonably estimated at this time, but we expect it will continue to have a material impact on our business, financial condition and results of operations.

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Summary of Results of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(000's)	(000's)	(000's)	(000's)
Revenues	$-	$22	$21	$64
Cost of goods sold	-	19	22	61
Gross profit (loss)	-	3	(1)	3
Operating expenses:
General and administrative	$555	$479	$1,620	$1,446
Professional fees	108	123	332	308
Depreciation and amortization	13	13	39	56
Total operating expenses	676	615	1,991	1,810

Net Loss	$(676)	$(612)	$(1,992)	$(1,807)

Three Months ended September 30, 2020 compared to Three Months ended September 30, 2019

Revenue and Gross Profit

We did not generate revenue during the three months ended September 30, 2020. During the same period last year, we generated $22,000 of revenues by selling customer hardware to one customer. The expense attributable to the sold items was $19,000, thus our gross profit during the three months ended September 30, 2019 was $3,000. We do not expect to generate significant future revenues from sales of customer hardware products.

Net Loss

Our net loss increased by $64,000 to $676,000 during the three months ended September 30, 2020 from $612,000 during the same period last year. The increase in the net loss compared to the prior year is a result of the increase in general and administrative expenses of $76,000, which was partly offset by a decrease in professional fees of $15,000.

For the three months ended September 30, 2020, our most significant expense is included in general and administrative expense and represents over $300,000 of services related to our use of related party office space, server towers, super computers and virtual servers. The counterparty to this agreement is a trust controlled by our Chairperson, President and majority stockholder. The annual agreement stipulating the equipment utilized and the monthly fee is ratified and approved by our board of directors.

General and Administrative Expenses

General and administrative expenses increased by $76,000, from $479,000 for the three months ended September 30, 2019 to $555,000 during the same period in 2020. During the third quarter of 2020, the most significant expenses related to our use of office space, server towers, super computers and virtual servers from a trust controlled by our Chairperson, President and majority stockholder in the amount of $310,000, software and application maintenance expenses of approximately $61,000, and executive compensation of approximately $14,000 (as an additional $56,000 was capitalized as software development costs). The salary expense results from executive agreements, further discussed below and in the notes to our 2020 condensed consolidated financial statements. The increase in current year general and administrative expenses resulted primarily from increased rent expenses.

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Professional Fees

Our professional fees decreased by $15,000, to $108,000 during the three months ended September 30, 2020 from $123,000 during the same period in 2019. Professional fees incurred during the three months ended September 30, 2020, related principally to our outsourced staffing fees of approximately $46,000, investor and public relations fees of approximately $30,000 and legal, accounting and public company related expenses of approximately $21,000 associated with us preparing our 2020 Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed during the third quarter of 2020 with the Securities and Exchange Commission. We expect professional fees to fluctuate with the needs of our business and overall strategy to implement our business plan. In the event we undertake a significant transaction, such as an acquisition, securities offering, or file a registration statement, we would expect these fees to substantially increase during that period.

Depreciation and Amortization Expenses

Our depreciation and amortization expenses remained unchanged at $13,000 during the three months ended September 30, 2020, as compared to the same period last year, as depreciable assets did not change significantly.

Nine months ended September 30, 2020 compared to Nine months ended September 30, 2019

Revenue and Gross Profit

We generated a nominal amount of revenues during the nine months ended September 30, 2020 by selling custom hardware to one customer in the amount of $21,000. The expense attributable to the sold items was $22,000, thus our gross profit during this period was negative $1,000. During the same period last year, we generated $64,000 of revenues by selling hardware to one customer. The expense attributable to the sold items was $61,000, thus our gross profit during the nine months ended September 30, 2019 was $3,000. We do not expect to generate significant future revenues from sales of customer hardware products.

Net Loss

Our net loss increased by $185,000 to $1,992,000 during the nine months ended September 30, 2020 from $1,807,000 during the same period last year. The increase in the net loss compared to the prior year is a result of the increase in general and administrative expenses of $174,000 and professional fees of $24,000, which was partly offset by a decrease in depreciation and amortization of $17,000.

For the nine months ended September 30, 2020, our most significant expense is included in general and administrative expense and represents over $900,000 of services related to our use of related party office space, server towers, super computers and virtual servers. The counterparty to this agreement is a trust controlled by our Chairperson, President and majority stockholder. The annual agreement stipulating the equipment utilized and the monthly fee is ratified and approved by our board of directors.

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General and Administrative Expenses

General and administrative expenses increased by $174,000, from $1,446,000 for the nine months ended September 30, 2019 to $1,620,000 during the same period in 2020. During the first nine months of 2020, the most significant expenses related to our use of server towers, office space, super computers and virtual servers from a trust controlled by our Chairperson, President and majority stockholder in the amount of $946,000, software and application maintenance expenses of approximately $182,000, and executive compensation of approximately $56,000 (as an additional $168,000 was capitalized as software development costs). The salary expense results from executive agreements, further discussed below and in the notes to our 2020 condensed consolidated financial statements. The increase in current year general and administrative expenses resulted primarily from increased rent expenses.

Professional Fees

Our professional fees increased by $24,000, to $332,000 during the nine months ended September 30, 2020 from $308,000 during the same period in 2019. The increase was primarily attributable to our outsourced staffing fees of approximately $177,000, investor and public relations fees of approximately $60,000 incurred during the nine months ended September 30, 2020. The increase was also attributable to legal, accounting and public company fees of approximately $93,000 associated with us preparing our 2019 Annual Report on Form 10-K and our 2020 Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2020, and June 30, 2020, all three of which were filed during the first nine months of 2020 with the Securities and Exchange Commission. We expect professional fees to fluctuate with the needs of our business and overall strategy to implement our business plan. In the event we undertake a significant transaction, such as an acquisition, securities offering, or file a registration statement, we would expect these fees to substantially increase during that period.

Depreciation and Amortization Expenses

Our depreciation and amortization expenses decreased by $17,000 to $39,000 during the nine months ended September 30, 2020, as compared to $56,000 during the same period last year. The decrease was attributable to several assets subject to depreciation becoming fully-depreciated in 2020.

Liquidity and Capital Resources

We are still developing our technology platforms and technologies and are incurring operating losses. As a result, we have no recurring revenue streams and we have never generated positive operating cash flows. Our cash on hand as of September 30, 2020 was $345,000 and our monthly cash flow burn rate was approximately $95,000. In addition, we have incurred a significant amount of debt. Since inception, our liquidity has been tight and we have significant short-term cash needs. Historically, these needs were satisfied through proceeds from deposits received for the sales of our common stock and loans and/or payments made on our behalf by our Chairperson, President and majority stockholder. We currently do not believe we will be able to satisfy our cash needs from our revenues for at least several years to come.

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During the nine months ended September 30, 2020, we continued to develop our platform and technologies, strategy to monetize our intellectual properties and our business plan. We intend to rely on additional sales of the our common stock, as well as related party relationships and resources, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of these plans, there is substantial doubt about our ability to continue as a going concern. There can be no assurance that our operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, and borrowings from related parties, will be available at times and on terms acceptable to us, or at all. During the nine months ended September 30, 2020, we sold subscriptions to issue 321,500 shares of our common stock to 15 nonaffiliated investors in exchange for $1,607,500 of cash proceeds. All sales were made pursuant to our primary offering in our effective Registration Statement on Form S1. We utilized $448,000 of these cash proceeds to pay back deposits on common stock subscriptions during the same period. We believe that our cash balances will be sufficient to fund operations for the remainder of 2020.

We plan to focus on creating new revenue generating activities through various initiatives. Since we have not established any sources of recurring revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and support from our majority stockholder and other related parties.

In order to repay our obligations in full, or in part, when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

During the second quarter of 2020, as part of the recent CARES Act resulting from the impact of the COVID-19 pandemic, we obtained $45,000 loan with the Small Business Administration for the purpose of utilizing the loan proceeds in accordance with the Paycheck Protection Program under the CARES Act.

As stated earlier in this report, the impact of the COVID-19 pandemic is highly uncertain and cannot be predicted with confidence; however, management expects it to negatively impact the development of the Company’s technologies and its ability to raise capital.

Cash Requirements

We had cash balances of $345,000 and $94,000 as of September 30, 2020 and December 31, 2019, respectively. Based on limited revenues, current cash balances and current expected monthly cash burn rate of approximately $95,000, we will need financial support from related parties and will need to raise money from the issuance of equity and/or debt securities, to fund operations. Further, we have a $1,285,000 note payable that is contractually due on January 1, 2022 (as amended), along with accrued interest. During the nine months ended September 30, 2020, we sold subscriptions to issue 321,500 shares of our common stock to 15 non-affiliated investors in exchange for $1,607,500 of cash proceeds. We may not be successful in obtaining the continued financial support of related parties and unrelated parties, borrowing additional funds or raising money from the issuance of our securities.

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Sources and Uses of Cash

Operating

We used cash for operating activities of $933,000 for the nine months ended September 30, 2020, as compared to $717,000 for the same period in 2019. The most significant factor in our operating cash used is our net loss, adjusted for non-cash expenses. In the first nine months of 2020, the net cash used in operating activities consisted primarily of our net loss of $1,900,000, offset by a non-cash related party lease expense of $802,000. In 2019, the net cash used in operating activities consisted primarily of our net loss of $1,687,000, a portion of which was offset by a non-cash equity award of approximately $46,000 and non-cash lease expense of $781,000. We expect to continue to use significant cash amounts in our operating activities.

Investing

We used $9,000 to purchase new computer hardware during the nine months ended September 30, 2020. None was spent during the same period last year. We did not use any cash in investing activities during the same period last year. We expect to use cash in investing activities in future periods, the extent of which is dependent on the availability of cash and business needs.

Financing

Net cash provided by financing activities for the nine months ended September 30, 2020 was $1,193,000, compared to $846,000 for the same period in 2019. During the first nine months of 2020, cash proceeds from the sale of common stock subscriptions was $1,608,000; payments to deposits on subscription payables was $448,000; and net repayments of stockholder payable was $12,000. Additionally, we received a $45,000 Small Business Administration loan under the CARES Act. During the same period last year, financing activities consisted of mostly cash proceeds from the sale of common stock subscriptions in the amount of $977,000 and net repayments to the stockholder payable of $131,000.

Contractual Obligations

As a smaller reporting company, we are not required to provide this information.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Related Party Transactions

On May 1, 2018, we entered into a promissory note with a trust controlled by our Chairperson, President and majority stockholder. Under the terms of the promissory note, we borrowed $1,285,000 at 5% annual, simple interest and were obligated to repay the principal and interest amounts on January 1, 2020. The promissory note contains standard acceleration provisions upon an event of default and the borrowing is not collateralized. We borrowed the funds to pay the remaining settlement amount due under the settlement agreement in a lawsuit we settled in 2018. The note’s maturity date has been extended to January 1, 2022 under the same terms.

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On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event we are not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, we may issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination.

Since our inception, we have leased access to server towers, super computers and virtual servers from a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the agreement, we first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, the Company leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For the three months ended September 30, 2020 and 2019, expenses associated with these services were $274,200 and $262,500, respectively. For the nine months ended September 30, 2020 and 2019, expenses associated with these services were $802,000 and $787,000, respectively. Our board of directors has ratified and approved the terms of each annual service agreement. The agreement expired on October 30, 2020 and was renewed through October 30, 2025. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable.

In October 2017, we entered into an operating lease with a trust controlled by our Chairperson, President, and majority stockholder for office and internet server space for monthly rent of $16,000. The agreement expires October 1, 2022. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable.

We have primarily relied on the financial and human resources, relationships, funding and expertise of our founding stockholders, who are husband and wife, since inception. As a result, the Company advances and receives funds as the Company’s cash needs dictate and during the nine months ended September 30, 2020 and 2019, amounts funded to the Company by its Chairperson, President and majority stockholder were $802,000 and $787,000, respectively, and amounts returned during the same periods were $12,000 and $131,000, respectively. As of September 30, 2020 and December 31, 2019, the stockholder payable balance outstanding was $5,259,000 and $4,470,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices. We do not engage in financial transactions for trading or speculative purposes.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Company is managed by professionals who have experience in internet search platforms, as well as e-mail and chat services. Gofba has been able to attract respected senior directors who bring with them vast experience and relationships from varied fields.

The following table sets forth information with respect to our officers, directors and key employees as of the date of this Prospectus. The names, ages and positions of each of the executive officers and directors of the Company, as well as a description of their business experience and past employment are as set forth below:

Name	Age	Position
Anna Chin	65	President, Chief Financial Officer and Chairperson of the Board and a Director
William DeLisi	59	Chief Executive Officer, Secretary and Director
John Larsen	58	Vice President and Director
Alexander Garcia Jr.	51	Director
Joanna M. Kha	43	Director

Anna Chin. Ms. Chin is the founder and visionary behind Gofba, and currently serves as our President, Chief Financial Officer, and the Chairperson of our Board of Directors. Ms. Chin has been one of our executive officers since the Company’s formation in 2008. In these positions she has directed much of the our business’ operations. She began this journey over ten years ago with the desire to create a safe haven online, a gift for generations to come, and founded Gofba with the goal of achieving this dream. Prior to founding Gofba, Ms. Chin achieved a number of successes in the world of fashion design and graphic design. She is a graduate of Video Symphony Pro School of Media Production where she specialized in graphic design.

William DeLisi. Mr. DeLisi is our Chief Executive Officer and member of our Board of Directors. Mr. DeLisi is also our Chief Technology Officer and has been since our formation in 2008. In this position, Mr. DeLisi is responsible for the development of proprietary technology that serves as the backbone of Gofba’s platform. Mr. DeLisi has 30 years of experience in the computer industry, including holding the position of Chief Technology Officer at several companies. He has worked closely with several Microsoft Gold Certified Partners, helping pioneer “cloud” computing and creating security infrastructures that are still in use today. He has over 30 certifications with Microsoft, Cisco, Apple and others, which include the coveted Systems Engineer accreditation as well as expert status in Cloud Design and Implementation.

John Larsen. Dr. Larsen, M.D. is our Vice President and a member of our Board of Directors. Dr. Larsen’s role at Gofba has primarily been to work alongside executives and board members, participating in and nurturing broad networks of alliances with others. He has worked to ensure highly productive relationships for the benefit of the organization. He has provided directional insight and been involved in business strategy involving attracting, retaining, and motivating staff, identifying revenue generation ventures, and identifying new business opportunities. Dr. Larsen was self-employed as a physician with Southwestern Medical Group from 1991 to 2015. From 2017 to present he is employed as a Senior Physician Consultant with AIM Specialty Health. Dr. Larsen, M.D. graduated from Pacific Lutheran University in 1982 with a bachelor’s degree in Economics with Magna Cum Laude honors. He went on to graduate from the University of Washington School of Medicine in 1986 and after completed his residency in orthopedic surgery at the University of Southern California in 1991. After graduating, Dr. Larsen entered private practice and has been involved in the development of surgery centers and pain management clinics.

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Alexander Garcia Jr. Mr. Garcia is currently a senior managing director of Institutional Property Advisors (IPA), specializing in the disposition and acquisition of institutional properties in the Inland Empire and Eastern San Gabriel Valley markets. He joined Institutional Property Advisors/Marcus & Millichap in 1989. Mr. Garcia has closed in excess of 475 transactions generating over $2.9 billion in real estate sales during his career, representing institutional and private capital clients in the purchase and sale of multifamily properties, high-level portfolios, office buildings, retail centers, regional malls, industrial buildings, and hotels. Mr. Garcia is a graduate of California State Polytechnic University, Pomona with a Bachelor of Science in communications.

Joanna M. Kha. Mrs. Kha is an Assistant Vice President at East West Bank, a position she has held since 2007. In this capacity Mrs. Kha is responsible for long term financial planning, and is involved in relationships in the banking and investment arena. She has provided information and instituted procedures for banking and accounting practices. Mrs. Kha has been working in the banking/financial industry since 1996. Mrs. Kha attended California State Polytechnic University.

Family Relationships

Anna Chin and William DeLisi are husband and wife.

Historical Compensation of Directors

Other than as set forth herein, no compensation has been paid to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses. However, it is contemplated that a formalized director compensation policy will be put in place during the second half of 2019.

Board Meetings and Committees

During 2018, the Board of Directors met on a regular basis and took written action on numerous other occasions. All the members of the Board attended the meetings. The written actions were by unanimous consent.

Code of Ethics

We have not adopted a written code of ethics because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Audit Committee

We do not currently have an audit committee.

Compensation Committee

We do not currently have a compensation committee.

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EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2019 and 2018. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the estimated fair value of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Anna Chin	2019	121,248	(6)	-0-	-0-	-0-	-0-	-0-	18,648	(6)	139,896	(6)
President and CFO	2018	121,248	(1)	-0-	-0-	-0-	-0-	-0-	18,652	(2)	139,900

William DeLisi	2019	121,248	(6)	-0-	-0-	-0-	-0-	-0-	18,648	(6)	139,896	(6)
CEO and Secretary	2018	121,248	(3)	-0-	-0-	-0-	-0-	-0-	18,652	(4)	139,900

John Larsen	2019	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
Vice President	2018	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-

Jeffrey Chin	2019	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
Former VP(5)	2018	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-

_______________

(1) Includes $30,312 in paid salary plus $90,936 in accrued salary.

(2) Paid flexible time off, all amounts accrued.

(3) Includes $40,416 in paid salary plus $80,832 in accrued salary.

(4) Paid flexible time off, all amounts accrued.

(5) Mr. Chin resigned as an executive officer and Director, effective November 20, 2019.

(6) All amounts accrued.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anna Chin	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

William DeLisi	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

John Larsen	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Jeffrey Chin (1)	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

(1) Mr. Chin resigned from his positions as an executive officer and Director, effective November 20, 2019.

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We did not have written employment agreements with our executive officers, and did not pay compensation to our executive officers in 2017. On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,248, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending for one additional year. In the event we are not able to pay Ms. Chin and /or Mr. DeLisi cash compensation for their salaries, we are able to issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares will be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits while they are employed by us. In the event Ms. Chin or Mr. DeLisi are terminated without cause they are entitled to severance payments equal to the greater of (i) the remainder of the term under their employment agreement, or (ii) one year, whichever is greater.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors

Our directors did not receive any compensation for their services as directors during the fiscal year ended December 31, 2018 or 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of February 5, 2021, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name	Amount of Beneficial Ownership		Percent of Common Stock Before Offering(1)	Percent of Common Stock After Offering(2)

Anna Chin (3)(4)	42,034,878		82.2%	79.7%

William DeLisi (3)(4)	1,000,000		2.0%	1.9%

John Larsen, M.D. (3)(4)	2,020,000		4.0%	3.98%

Alexander Garcia (3)(4)	40,000		<1%	<1%

Joanna M. Kha (3)(4)	108,000	(5)	<1%	<1%

All Officers and Directors as a Group (6 Persons)	45,202,878		88.4%	85.8%

_________________

(1)

Unless otherwise indicated, based on 51,128,298 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person. Our executive officers and directors own an aggregate of 45,252,878 shares. Between 2009 and 2016, approximately 470 individuals or entities, including four investors that are now part of our officer and director group, gave us pre-subscription orders for shares of our common stock at between $1 and $5 per share, to be issued in the future only once we were in a position to issue their shares and if we were going to file to go public. In 2017, we sent a Disclosure Statement to those individuals asking if they wished to confirm their investment in Gofba and receive shares of our common stock, or if they desired to rescind their investment and receive their investment money back. Through July 31, 2019, approximately 350 of those individuals or entities confirmed their investment in Gofba and indicated they wish to receive shares of Gofba common stock, and 45 indicated they wish to rescind their investment in Gofba and receive their investment funds back and have received their investment back, and 31 indicated they wish to receive the investment back but have not received their money back. All those that have requested a refund but not received their funds have indicated they are willing to wait until we are have completed our primary offering that is the subject of this S-1 Registration Statement before they receive their funds back. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering , which is not the entire amount of our primary offering, but is more than the total amount owed to the pre-subscribers requesting a return of their funds. As a result, in early May 2020, we sent letters to all those pre-subscribers that had requested a return of their funds but had not received them yet, asking that they confirm their address to us so we can return their funds. As we receive those letters back from pre-subscribers we will return their funds timely to the address indicated by each pre-subscriber.   D uring the nine months ended September 30, 2020, we returned deposits on common stock subscriptions of $448,000. As of September 30, 2020, we still have not received a response from pre-subscribers representing deposits of $129,000, while pre-subscribers representing deposits of $9,000 have recinded their investments. These amounts represent the only amounts still owed to pre-subscribers.

(2)

Based on a total of 52,767,998 shares of common stock outstanding after the Offering, assuming the Maximum Offering is sold. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(3)	Indicates one of our officers or directors.

(4)	Unless indicated otherwise, the address of the shareholder is Gofba, Inc., 3281 East Guasti Road, Suite 700, Ontario, CA 91761.

(5)	Mrs. Kha’s shares are held jointly with Matthew T. Lee, her husband.

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We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2014, we agreed to issue 42,634,878 shares of our common stock to Anna Chin, our President and founder. These shares were promised to Ms. Chin as a founder upon incorporating the Company in 2008. These shares were issued to Ms. Chin on March 29, 2018. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is our President and is a sophisticated investor.

In 2014, we agreed to issue 1,000,000 shares of our common stock to William DeLisi, our Chief Executive Officer. These shares were promised to Mr. DeLisi as a founder upon forming the Company in 2008. These shares were issued to Mr. DeLisi on March 29, 2018. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is one of our officers and is a sophisticated investor.

In 2017, we agreed to issue an aggregate of 2,218,000 shares of our common stock to four of our officers and directors, as set forth in the Principal Shareholders table set forth herein. These shares were acquired by the officers and directors in exchange for an aggregate of $3,120,000 in cash previously paid to the Company.

Since inception we have leased computer storage and processing space from Sunray Trust, a trust for which Anna Chin, one of our officers and directors, is a trustee. Under the terms of a Computer Towers Lease Agreement, Sunray Trust provides us with sufficient space to store the data used in our operations as well as the processors to run our programs and applications in exchange for a monthly rate based on the amount number of server towers, super computers and virtual servers our business operations require, with the amount amended annually. We first became obligated to pay for these services on January 1, 2009, when the monthly lease payment was $43,758, or $525,096 for the year, which allowed us to utilize 6 towers, 30 super computers and 600 virtual servers. Each year we sign an amendment to the Computer Towers Lease Agreement for our use for the upcoming year.  From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. Since we have not have not been able to pay the entire cost for the use of this computer storage and processing space the amounts we owe Sunray Trust have been accrued through December 31, 2020. The total amounts owed, including other amounts received from and paid to our Chairperson, President and majority shareholder, were $5,529,000 as of September 30, 2020. We will need to raise funds from the sale of our securities and/or generate revenues from our operations to be able pay Sunray Trust the past and future amounts owed under this agreement. The original Computer Towers Lease Agreement terminated on October 20, 2020, and was renewed for an additional five years with a new expiration date of October 30, 2025.

On May 1, 2018, we entered into a promissory note with Sunray Trust, a trust for which Anna Chin, one of our officers and directors, is a trustee. Under the terms of the promissory note, we borrowed $1,284,697.00 at 5% percent annual, simple interest and are obligated to repay the principal and interest amounts on January 1, 2022. The promissory note contains standard acceleration provisions upon an event of default. We borrowed the funds to pay the remaining settlement amount due to the plaintiffs under the settlement agreement in the lawsuit entitled lawsuit entitled Sharlelene Chang, Eileen Mach, Frank Pan, and Julie Tat v. Anna Chin, Bill DeLisi, and Gofba, Inc., Case No. CIV-DS1509468), described herein. The vast majority of the settlement payment amount was a return of the plaintiff’s investment monies. As a result, since we have paid the settlement proceeds in full, the plaintiffs no longer have the rights to acquire 477,600 shares of our common stock.

On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,248, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending for one additional year. In the event we are not able to pay Ms. Chin and /or Mr. DeLisi cash compensation for their salaries, we are able to issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares will be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits while they are employed by us. In the event Ms. Chin or Mr. DeLisi are terminated without cause they are entitled to severance payments equal to the greater of (i) the remainder of the term under their employment agreement, or (ii) one year, whichever is greater.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by the Corporations Code of the State of California we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article V of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to (i) the sale by us of 2,000,000 shares of our common stock, representing approximately  4.0% of our outstanding common stock as of February 12, 2021 , if all shares are sold, for sale to investors at a price of $5.00 per share, and (ii) the resale of shares of our common stock by the Selling Stockholders. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us, our common stock and the Selling Stockholders, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon effectiveness of this registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

EXPERTS

The consolidated financial statements of Gofba, Inc. as of December 31, 2019 and December 31, 2018 and for the years ended December 31, 2019 and December 31, 2018, have been included herein in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Haskell & White LLP's report included an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by The Law Offices of Craig V. Butler, Irvine, California.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale up to 2,000,000 shares of our common stock by us to investors at $5.00 per shares, and the registration and sale of the common stock by the Selling Shareholders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$3,500
Transfer Agent Fees	Approximately	15,000
Costs of Printing and Engraving	Approximately	10,000
Legal Fees	Approximately	50,000
Accounting and Audit Fees	Approximately	35,000
Total		$113,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of California we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article V of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

In the last three fiscal years and subsequent interim periods, we issued the following shares of common stock:

In 2014, we agreed to issue 42,634,878 shares of our common stock to Anna Chin, our President and founder. These shares were promised to Ms. Chin as a founder upon incorporating the Company in 2008. These shares were issued to Ms. Chin on March 29, 2018. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is our President and is a sophisticated investor.

In 2014, we agreed to issue 1,000,000 shares of our common stock to William DeLisi, our Chief Executive Officer. These shares were promised to Mr. DeLisi as a founder upon forming the Company in 2008. These shares were issued to Mr. DeLisi on March 29, 2018. This stock issuance was done in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investor is our Chief Executive Officer and is a sophisticated investor.

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In 2017, we distributed a Disclosure Statement (akin to a Private Placement Memorandum) to approximately 470 potential investors who had indicated an interest in investing in Gofba and had submitted a prepayment to us between 2008 and 2016. We refer to these individuals as “pre-subscribers.” Going back to at least 2006, prior to the formation of Gofba, Inc., William DeLisi and Anna Chin, our current officers and Directors, began building the Gofba search engine. Beginning in 2006, Mr. DeLisi and Ms. Chin, together with ten close colleagues, recruited numerous industry personnel to volunteer to assist with testing the new Gofba search engine. Between 2006 and 2008, during the development of the Gofba search engine, Mr. DeLisi and Ms. Chin interacted with hundreds, if not thousands, of people regarding the Gofba search engine, especially the initial alpha and beta testing phases, as it takes a very large number of people to properly develop and test the software created that eventually becomes a “search engine” that could be used by thousands or millions of users. Mr. DeLisi leveraged his over 30-year history in the industry and Ms. Chin utilized many people she knew from working and interacting socially in the southern California area since 1979 to recruit people to assist with this process. The initial ten close (core) colleagues, being very familiar with the computer industry, also introduced people they knew to help develop the search engine. None of those individuals were recruited as investors, only as volunteers to help test Gofba’s software. During the course of the development of the Gofba search engine, numerous people requested if they could invest in the development of Gofba. At that time, however, Gofba, Inc. was not yet formed and Mr. DeLisi and Ms. Chin did not accept any offers of investment. In 2008, Gofba, Inc. was formed and Mr. DeLisi and Ms. Chin received renewed requests to fund the company and its search engine development. Management explained to the interested individuals that they did not want to sell shares in the company and have equity investors until such time as the company had progressed further in its development and the officers believed the company was on the precipice of “going public.” As a result, we agreed with those individuals that they could give their money to us at that time, with the explicit understanding and agreement they would not become shareholders until such time as the company was restructured and felt it was ready to become a public company, if that ever occurred. The pre-subscribers agreed how many shares they would receive for their money if the pre-conditions were met. Each pre-subscriber was given several documents at the time of their pre-subscription to recognize the money given to the company, including a terms and conditions page where the pre-subscribers represented: (i) they were aware their funds would not be deposited into any escrow account, and the funds may be used immediately to implement our business plan upon receipt, (ii) they had the opportunity to ask our management any questions related to Gofba’s website and its products and services, and (iii) had carefully reviewed the merits and risks of, and other considerations related to, investment in the company. The pre-subscribers approached us regarding their interest in funding our development. We did not approach the pre-subscribers about funding and there was no general solicitation. During the years, if a pre-subscriber requested their funds back, the Company repaid them back, similar to an advance. Unfortunately, the company’s development of its products, as well as the plans to “go-public” were delayed for approximately two years due serious health complications suffered by Mr. DeLisi. Eventually, in 2017, management of the company felt our products were sufficiently developed and that the company could proceed to attempt to “go-public”. As a result, in 2017, we distributed a Disclosure Statement (akin to a Private Placement Memorandum) to the approximately 470 pre-subscribers who had indicated an interest in investing in Gofba and had submitted a prepayment to us over the preceding approximately ten (10) years. Of the 470 pre-subscribers, approximately 350 signed a subscription agreement indicating they desired to leave their money with Gofba and be issued shares of Gofba common stock, and the other approximately 120 pre-subscribers either could not be reached or requested their funds returned. As of February 12, 2021, we have sold 321,500 shares of our common stock for $1,607,500 under this offering, which is not the entire amount of our primary offering, but is more than the total amount owed to the pre-subscribers requesting a return of their funds. As a result, in early May 2020, we sent letters to all those pre-subscribers that had requested a return of their funds but had not received them yet, asking that they confirm their address to us so we can return their funds. As we receive those letters back from pre-subscribers we will return their funds timely to the address indicated by each pre-subscriber. During the nine months ended September 30, 2020, we returned deposits on common stock subscriptions of $448,000. As of September 30, 2020, we still have not received a response from pre-subscribers representing deposits of $129,000, while pre-subscribers representing deposits of $9,000 have rescinded their investments. These amounts represent the only amounts still owed to pre-subscribers and the amount owed to them remains liabilities on our financial statements. As a result of the above, all pre-subscribers had actual access to the type of information that registration would provide. On March 29, 2018, we issued approximately 4,882,110 shares to the approximately 350 pre-subscribers that signed and returned their subscription agreement. The issuances were to a “friend or family member” of our management team and were made to the individuals after they received a disclosure statement akin to a private placement memorandum and signed a subscription agreement and investor questionnaire. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investors (i) knew our management and/or were brought in by management, or the initial friends of management, to work with us in the development of the Gofba products (or worked on Gofba’s product development pre-incorporation); (ii) they were very familiar with Gofba’s business; (iii) were veterans in the computer software industry, holding jobs like computer engineers, programmers, coders, data processors, software developers, etc., (iv) they were sophisticated individuals, and most of them are financially-secure through the work in their computer industry, (v) they represented to us in the subscription agreement that they are familiar with our management and our company’s operations and that they are sophisticated investors, and (iv) there was no general solicitation related to the pre-subscribers.

Between January 2017 and May 2017, we conducted an offering of our common stock to several people known well by our management, that know our company well, and qualify as sophisticated investors in accordance Section 4(a)(2) of the Securities Act. We conducted this offering pursuant to a Private Placement Memorandum. We sold 78,400 shares of our common stock to 13 non-affiliate investors under the offering, at a purchase price of $5.00 per share, for total proceeds of $392,000. On March 29, 2018, we issued the shares to the investors. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their subscription documents that they know our management, know our company and qualify as sophisticated investors.

At the end of 2017 and during the first quarter of 2018, we sold 207,500 shares of our common stock to 22 non-affiliate investors at a purchase price of $2.50 per share, for a total of $518,750. On March 29, 2018, we issued the shares to the investors. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

In February 2018, our Board of Directors elected to issue shares of common stock to a number of individuals and entities that have worked with us over the last several years and assisted with the creation and testing of our various products. In total, we issued an aggregate of 1,228,610 shares of our common stock to 72 individuals and entities. The issuances were to individuals and entities that have worked with our company over the last several years, and such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investors have represented to us they are familiar with our management and our company’s operations and are sophisticated investors.

Between February 2018 and September 30, 2018, we sold 214,500 shares of our common stock to 27 non-affiliate investors at a purchase price of $2.50 per share, for a total of $536,250. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

Between October 1, 2018 and December 31, 2018, we sold 119,500 shares of our common stock to 11 non-affiliate investors at a purchase price of $2.50 per share, for a total of $298,750. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

Between January 1, 2019 and March 31, 2019, we sold 90,000 shares of our common stock to 6 non-affiliate investors at a purchase price of $2.50 per share, for a total of $225,000. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

Between April 1, 2019 and June 30, 2019, we sold 294,000 shares of our common stock to 6 non-affiliate investors at a purchase price of $2.50 per share, for a total of $735,000. These shares have not been issued to the investors yet, but we plan to do so in the 3re quarter of 2019. The issuance of shares was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, based on the representations and warranties of the investors in their stock purchase agreements that they know our management, know our company and qualify as sophisticated investors.

In October 2019, we sold an aggregate of 32,000 shares of our common stock to two non-affiliated investors for a total of $80,000. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, since the recipients are sophisticated investors and familiar with our operations.

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EXHIBITS

3.1(1)	Amended and Restated Articles of Incorporation of Gofba, Inc.

3.2 (1)	Amended and Restated Bylaws of Gofba, Inc.

5.1	Legal Opinion of Legal Counsel

10.1(1)	Lease with RAR2-Inland Empire Offices-CA, Inc. dated July 9, 2015

10.2(1)	Form of Stock Purchase Agreement for Litigation Settlement Offering

10.3(1)	Settlement and Release Agreement by and between Gofba, Inc. and Sharlene Chang, et al dated October 3, 2017

10.4(1)	Amendment No. 1 to Settlement and Release Agreement by and between Gofba, Inc. and Sharlene Chang, et al dated March 27, 2018

10.5(1)	Computer Towers Lease Agreement dated November 1, 2006

10.6(1)	Form of Annual Amendment to Computer Towers Lease Agreement

10.7(1)	Employment Agreement with Anna Chin dated May 14, 2018

10.8(1)	Employment Agreement with William DeLisi dated May 14, 2018

10.9(1)	Promissory Note issued to Sunray Trust dated May 1, 2018

10.10 (2)	Amendment No. 1 to Computer Tower Lease Agreement by and between Gofba, Inc. and Sunray Trust dated January 1, 2020

10.11(2)	Amendment No. 1 to Promissory Note issued to Sunray Trust dated March 5, 2020

23.1	Consent of Haskell & White LLP

23.2	Consent of Legal Counsel (included in Exhibit 5.1)

_________

(1)   Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on May 25, 2018.

(2)   Incorporated by reference from our Annual Report on Form 10-K (12/31/19) filed with the Commission on April 14, 2020.

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Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Ontario, State of California.

Gofba, Inc.

Dated: February 12, 2021	By:	/s/ Anna Chin
	Name:	Anna Chin
	Its:	President (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: February 12, 2021	By:	/s/ Anna Chin
Anna Chin
Director, President (Principal Executive Officer), and Chief Financial Officer (Principal Accounting Officer)

Dated: February 12, 2021	By:	/s/ William DeLisi
William DeLisi
Director, Chief Executive Officer and Secretary

Dated: February 12, 2021	By:	/s/ John Larsen
John Larsen
Director and Vice President

Dated: February 12, 2021	By:	/s/ Alexander Garcia, Jr.
Alexander Garcia, Jr.
Director

Dated: February 12, 2021	By:	/s/ Joanna M. Kha
Joanna M. Kha
Director

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